SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

KENNAMETAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

KENNAMETAL INC.

1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

Notice of Annual Meeting of Shareowners
to be held October 26, 2004

To the Shareowners of Kennametal Inc.:

      The Annual Meeting of Shareowners of Kennametal Inc. will be held at the Quentin C. McKenna Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 26, 2004, at 2:00 p.m. (Eastern Time), to consider and act upon the following matters:

1.	The election of two directors for terms to expire in 2007;

2.	The approval of an amendment to the Kennametal Inc. Stock and Incentive Plan of 2002; and

3.	The ratification of the selection of the independent registered public accounting firm for the fiscal year ending June 30, 2005.

      Shareowners also will be asked to consider such other business as may properly come before the meeting. The Board of Directors has fixed Tuesday, September 7, 2004, as the record date. Only shareowners of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

      If you plan to attend the Annual Meeting, please note that each shareowner must present valid picture identification, such as a driver’s license or passport, and shareowners holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date, in order to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, or vote by telephone or via the Internet as instructed on the enclosed form of proxy, to ensure your shares are voted at the Annual Meeting.

By Order of the Board of Directors

David W. Greenfield
Secretary

September 22, 2004

Proxy Statement for Annual Meeting of Shareowners

October 26, 2004

      This Proxy Statement is being furnished to the shareowners of Kennametal Inc. (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Shareowners, which is scheduled to be held October 26, 2004. Only holders of record of capital stock, par value $1.25 per share, of the Corporation (“Capital Stock”) at the close of business on September 7, 2004, will be entitled to notice of and to vote at the meeting and at any adjournment thereof. On that date, there were 36,911,139 shares of Capital Stock outstanding and entitled to one vote per share.

      Shareowners of record may vote: (a) by telephone; (b) via the Internet; or (c) by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Specific instructions for telephone and Internet voting are included on the enclosed form of proxy. If a shareowner votes by telephone or via the Internet, it is not necessary to return a proxy card. If a shareowner properly gives a proxy (including a written proxy or a proxy by telephone or via the Internet), the shareowner’s shares will be voted as the shareowner specifies in the proxy. A shareowner may revoke a proxy prior to its exercise by delivering a written notice of revocation to the Secretary of the Corporation, by giving a valid, later dated proxy or by attending the meeting and voting in person.

      The shares represented by all properly executed proxies received by the Secretary in the accompanying form of proxy prior to the meeting and not so revoked will be voted. Where a choice is specified on the form of proxy (or the proxy by telephone or via the Internet), the shares will be voted in accordance with the choice made therein. If no such choice is made on the form of proxy (or the proxy by telephone or via the Internet), the shares will be voted in accordance with the recommendation of the Board of Directors. The proxy also confers discretionary authority on the named proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting of Shareowners. A majority of the named proxies who shall be present and shall act at the meeting (or, if only one shall be present and act, then that one) may exercise all powers granted to them by the proxies solicited hereunder.

      Shareowners who hold their shares in street name should refer to the voting instructions provided by their bank, broker or other nominee.

      The presence in person or by proxy of the majority of the outstanding shares entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted as votes cast. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and the bank, broker or nominee cannot vote the shares on such matter because the matter is not considered routine under NYSE rules. Directors are to be elected by a plurality of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will have no effect on the election of directors. Under Pennsylvania law and the Corporation’s Articles of Incorporation and By-Laws, the amendment to the Kennametal Inc. Stock and Incentive Plan of 2002 (the “2002 Plan Amendment”) and the ratification of the selection of an independent registered public accounting firm require the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstention and broker non-votes will have no effect in determining the outcome of these proposals under Pennsylvania law and the Corporation’s Articles of Incorporation and By-Laws. In addition, under NYSE rules, the approval of the 2002 Plan Amendment is conditioned upon the total number of votes cast on the proposal (defined for this purpose as a vote for or against or an abstention; broker non-votes are not counted for this purpose) representing a majority of the shares entitled to vote on the proposal and a majority of that number of votes cast having voted in favor of the proposal (broker non-votes will have no effect for this purpose, but abstentions will have the same effect as negative votes).

      The address of the principal executive offices of the Corporation is 1600 Technology Way, Latrobe, Pennsylvania 15650-0231. This Proxy Statement was first mailed to shareowners on or about September 22, 2004.

ELECTION OF DIRECTORS

      Two directors are to be elected to hold office as Directors of the Third Class for terms of three years and until their successors are elected and qualified.

      The owners of Capital Stock have cumulative voting rights in the election of directors. In voting for directors, a shareowner has the right to multiply the total number of shares which the shareowner is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. Proxies who vote at the meeting on behalf of a shareowner will have the discretion to and may exercise such cumulative voting rights, unless otherwise instructed. The two individuals who receive the largest number of votes cast will be elected as Directors of the Third Class.

      The persons named in the enclosed form of proxy were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the meeting for the election of the following nominees named to serve as directors. The nominees for election for terms of three years in the Third Class of Directors are: A. Peter Held and Larry D. Yost, each of whom has served as a director since 1995 and 1987, respectively. The Board of Directors unanimously recommends a vote FOR the election of each of these nominees.

      If at the time of the meeting any of the foregoing nominees is not available to serve as a director, an event which the Corporation has no reason to anticipate, the Corporation has been informed that the persons named in the enclosed form of proxy intend to vote the shares represented by them at the meeting for such other person or persons, if any, as may be nominated by the Board of Directors.

      The following table provides certain information concerning each nominee for election as a director and each director whose term of office will continue after the meeting.

Name, Age and Year	Principal Occupation and Directorships of
First Elected (1)	Other Publicly Traded Corporations (2)

Nominees for Directors of the Third Class Whose Terms Expire in 2007
A. Peter Held Age: 60 Director since 1995	Retired, having served as President of Cooper Tools, a division of Cooper Industries, Inc. (a manufacturer and marketer of industrial power tools and systems and services) from 1992 to 2003.

Larry D. Yost Age: 66 Director since 1987	Retired, having served as Chairman and Chief Executive Officer of ArvinMeritor, Inc. (a provider of components for vehicles) from August 2000 to August 2004, and previously as Chairman and Chief Executive Officer of Meritor Automotive Inc. from May 1997 to July 2000. Director of Milacron Inc. and UNOVA, Inc.

Directors of the First Class Whose Terms Expire in 2005
Peter B. Bartlett (3) Age: 70 Director since 1975	General Partner of Brown Brothers Harriman & Co. (a private bank). Former director of Erie Indemnity Company, Erie Life Insurance Company and Erie Insurance Company.

Name, Age and Year	Principal Occupation and Directorships of
First Elected (1)	Other Publicly Traded Corporations (2)

Kathleen J. Hempel Age: 53 Director since 2000	From 1992 to 1997, served as Vice Chairman and Chief Financial Officer of Fort Howard Corporation (a manufacturer, converter and marketer of sanitary tissue products), having previously served as Senior Executive Vice President and Vice President of Human Resources. Director of Oshkosh Truck Corporation, A.O. Smith Corporation, Whirlpool Corporation and Actuant Corporation.

Markos I. Tambakeras Age: 53 Director since 1999	Chairman of the Board of Directors of the Corporation since July 1, 2002 and President and Chief Executive Officer since July 1, 1999. From 1997 to June 1999, served as President, Industrial Controls Business of Honeywell Incorporated (a provider of control technologies). Director of ITT Industries, Inc. Chairman, Manufacturers Alliance/MAPI. Member, Department of Commerce Manufacturing Council.

Directors of the Second Class Whose Terms Expire in 2006
Ronald M. DeFeo Age: 52 Director since 2001	Chairman of the Board of Terex Corporation (a global manufacturer of equipment for the construction and mining industries) since May 1998; Chief Executive Officer of Terex since 1995 and President and Chief Operating Officer since 1993. Director of United Rentals Inc.

William R. Newlin (4) Age: 63 Director since 1982	Lead Director of the Board of Directors of the Corporation since July 1, 2002. Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. (a sporting goods retailer) since October 2003. Prior to that, served as Chairman and Chief Executive Officer of Buchanan Ingersoll PC (a law firm) for more than five years. Director of ArvinMeritor, Inc.

Lawrence W. Stranghoener Age: 50 Director since 2003	Executive Vice President and Chief Financial Officer of the Mosaic Company (a crop nutrition company) since September 2004. Prior to that, served as Executive Vice President and Chief Financial Officer of Thrivent Financial for Lutherans (a financial services company) and its predecessor organization from 2001 to September 2004. From 2000 to 2001, served as Executive Vice President and Chief Financial Officer of Techies.com (an internet-based professional services company). From 1997 to 2000, served as Vice President and Chief Financial Officer of Honeywell Incorporated (provider of control technologies).

(1)	Each current director has served continuously since such director was first elected.

(2)	Unless otherwise shown in the table, each person named has served in such person’s principal occupation during the past five years.

(3)	The Corporation engaged Brown Brothers Harriman & Co., the private banking firm of which Peter B. Bartlett is a General Partner, to perform services for the Corporation during fiscal 2004 and fiscal 2005.

(4)	The Corporation engaged Buchanan Ingersoll PC, the law firm of which William R. Newlin was Chairman and Chief Executive Officer until October 2003, to perform services for the Corporation during fiscal 2004 and fiscal 2005. In October 2003, Mr. Newlin resigned from his employment with Buchanan Ingersoll PC to become the Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc.

ETHICS AND CORPORATE GOVERNANCE

Code of Business Ethics and Conduct

      All directors, officers and employees of the Corporation, including, but not limited to, its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (the “Officers”), must strictly adhere to the Corporation’s Code of Business Ethics and Conduct.

      The Code of Business Ethics and Conduct is designed to proactively promote ethical behavior, to protect the valued reputation of the Corporation and its directors, officers and employees, to assist all employees to act as good corporate citizens around the world and to continue to demonstrate that the Corporation, and the individuals which it employs, can be successful, while maintaining the values which have served the Corporation well over the years. Personal consequences for violations of the Code are serious and can include termination and/or legal action.

      Directors, officers and employees having knowledge of any activity that is or may be a violation of the Code of Business Ethics and Conduct are required to report such activity promptly by sending correspondence in care of the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231, or by calling the Corporation’s toll-free HELPLINE (1-877-781-7319), which can be utilized, on a confidential and anonymous basis, twenty-four (24) hours a day.

      The full text of the Code of Business Ethics and Conduct is posted on the Corporation’s website at www.kennametal.com, currently available on the “Corporate Governance” page, which is accessible under the “Corporate” or “Investors” tabs. The Corporation intends to disclose all future amendments to the Code that relate to the Officers, and waivers of the Code that relate to directors and executive officers, including the Officers, on its website.

Corporate Governance Guidelines

      The Corporation’s Board of Directors adopted the Kennametal Inc. Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Corporation. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to achieving strategic objectives of the Corporation, while enhancing shareowner value over the long term.

      The full text of the Corporate Governance Guidelines is, and all future changes thereto will be, posted on the Corporation’s website at www.kennametal.com, currently available on the “Corporate Governance” page, which is accessible under the “Corporate” or “Investors” tabs.

      Highlights of the Kennametal Inc. Corporate Governance Guidelines and related principles are set forth below:

Selection of New Director Candidates

•	Board nominees are identified, screened and recommended by the Nominating/Corporate Governance Committee and approved by the full Board. Any director candidates nominated by the shareowners will be considered by the Nominating/Corporate Governance Committee for recommendation in accordance with the Corporation’s By-Laws and applicable law. For further information on shareowner nominating procedures, please refer to “Shareowner Proposals and Nominating Procedures” under the “Other Matters” section of this Proxy Statement.

Board Membership Criteria

•	Directors are selected on the basis of, among other things, independence, integrity, diversity, experience, sound judgment in areas relevant to the Corporation’s businesses, and willingness to commit sufficient time to the Board.

Board Composition and Independence

•	A majority of Board members must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”) and the requirements of any other applicable regulatory authority.

•	Only those directors who the Board affirmatively determines have no material relationship with the Corporation either directly or indirectly will be considered independent directors. The Board’s determination is based on the standards for independence set forth in the Corporate Governance Guidelines and subject to any additional qualifications under the listing standards of the NYSE or the rules of any other applicable regulatory authority.

•	The Board affirmatively determined that 7 out of the 9 current directors are independent.

Outside Board Membership

•	Management directors must seek and obtain the approval of the Board before accepting outside board memberships.

Retirement Age

•	No director may be nominated for re-election or re-appointment to the Board if he or she would be age seventy (70) or older at the time of election or appointment.

Conflicts of Interest

•	Directors must avoid any action, position or interest that conflicts with an interest of the Corporation, or gives the appearance of conflict. The Corporation annually solicits information from directors in order to monitor potential conflicts of interest.

Directors Orientation and Continuing Education

•	Each new director must participate in the Corporation’s orientation program, which should be conducted within two (2) months of the meeting at which the new director is elected.

•	Directors are encouraged to participate in continuing education programs.

Board Compensation

•	In accordance with the Corporation’s Director and Officer Stock Ownership Guidelines, a meaningful portion of director compensation is required to be in Capital Stock or deferred stock credits of the Corporation to further the direct correlation of directors’ and shareowners’ economic interests.

•	Directors on the Audit Committee do not receive any compensation from the Corporation other than director fees (including fees paid for service on Board committees).

•	Directors who are employees do not receive additional compensation for their services as directors.

Lead Director

•	The Board believes that when the offices of Chairman and Chief Executive Officer are combined, it would be desirable to designate a Lead Director who provides, in conjunction with the Chairman and Chief Executive Officer, leadership and guidance to the Board.

•	The Board has designated William R. Newlin as the Lead Director.

•	The Lead Director presides over the executive sessions of non-management directors and acts as the liaison between the non-management directors and the Chief Executive Officer as to matters emanating from these executive sessions.

Selection of Agenda Items for Board Meetings

•	Agendas for Board and committee meetings are established in consultation with Board members and management. Board members are also encouraged to raise, at any Board meeting, subjects that are not on the agenda for that meeting.

Distribution of Board Materials

•	A preliminary agenda and presentation materials are distributed to Board and committee members in advance of each meeting, to the extent practicable.

Executive Sessions of the Board/Communications with Directors

•	Non-management directors meet privately in regularly scheduled executive sessions without the presence of any management. The Lead Director presides over these executive sessions.

•	Any interested parties desiring to communicate with the Lead Director or non-management directors individually or as a group regarding the Corporation may send correspondence in care of the Corporation’s Corporate Secretary, or contact the toll-free HELPLINE (1-877-781-7319), which can be utilized, on a confidential and anonymous basis, twenty-four (24) hours a day. All such communications will be forwarded to the appropriate director or directors specified in such communication as soon as practicable.

Board Access to Management and Independent Advisors

•	Board members have complete access to management and the Corporation’s outside advisors.

•	The Board is authorized to retain, as it deems necessary and appropriate, independent advisors of its choice with respect to any issue relating to its activities.

Assessing the Performance of the Board

•	The Board’s performance is assessed annually to determine whether the Board and its committees are functioning effectively. The Nominating/Corporate Governance committee oversees this assessment.

Board Committees

•	The Board has the following standing committees: Audit, Compensation, Executive and Nominating/Corporate Governance.

•	Only independent directors serve on the Audit, Compensation and Nominating/Corporate Governance Committees. Directors serving on the Audit Committee must also meet the additional independence and financial literacy qualifications, as required under the Securities Exchange Act, the listing standards of the NYSE and the rules and regulations of any other applicable regulatory authority.

•	Each Board committee’s written charter, which details its duties and responsibilities, is, and all future changes thereto will be, posted on the Corporation’s website at www.kennametal.com, currently available on the “Corporate Governance” page, which is accessible under the “Corporate” or “Investors” tabs.

•	Each committee is led by a Chair, who is appointed by the Board annually, based upon the recommendation of the Nominating/Corporate Governance Committee.

•	Minutes of each committee meeting are provided to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken. The Chair of each committee also regularly reports at Board meetings on committee matters.

Formal Evaluation of the Chief Executive Officer

•	The Compensation Committee, in consultation with the Lead Director and the rest of the non-management directors, annually evaluates the overall performance of the Chief Executive Officer.

•	The evaluation is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management.

Succession Planning

•	The Chief Executive Officer delivers annually a report on succession planning to the Board which includes an assessment of senior officers and their potential to succeed the Chief Executive Officer and other senior management positions.

Review of the Guidelines and Code of Business Ethics and Conduct

•	The Nominating/Corporate Governance Committee annually reviews the Corporate Governance Guidelines and the Code of Business Ethics and Conduct, and recommends any changes to the Board.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Meeting Information

      The Corporation’s Board of Directors held seven meetings during the fiscal year ended June 30, 2004. The standing committees of the Board of Directors include an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which such director is a member. Director’s are expected to attend the Corporation’s Annual Meeting of Shareowners absent exceptional circumstances. In 2003, all members of the Board of Directors attended the Annual Meeting.

      The table below provides membership and meeting information for each of the Board committees for fiscal year 2004.

Nominating/
Corporate
Name	Audit		Compensation		Executive		Governance

Peter B. Bartlett					X		X
Ronald M. DeFeo	X		X	*
A. Peter Held	X		X
Kathleen J. Hempel	X	*					X
Aloysius T. McLaughlin, Jr.**	X		X
William R. Newlin***					X	*
Lawrence W. Stranghoener	X						X
Markos I. Tambakeras					X
Larry D. Yost					X		X *
No. of Meetings fiscal year 2004	8		7		4		5

*	Chair

**	Mr. McLaughlin, a Director since 1986 whose term expires at the Annual Meeting, will not be standing for re-election.

***	Lead Director

Committee Functions

      Executive Committee: The Executive Committee’s functions include: acting on behalf of the Board when it is impractical for the entire Board to do so; reviewing and making recommendations to the Board on the Corporation’s overall business and risk management strategies; preparing a short term succession plan; and receiving reports regarding the strategic direction of environmental, health, safety and technology practices and risk management programs.

      Audit Committee: The functions of the Audit Committee are described under “Report of the Audit Committee of the Board of Directors” appearing elsewhere in this Proxy Statement and include assisting the Board in overseeing the Corporation’s financial reporting process. Each member of the Audit Committee is independent under the NYSE’s listing standards, U.S. Securities and Exchange Commission (“SEC”) regulations, and the standards set forth in the Corporation’s Corporate Governance Guidelines. The Board of Directors has determined that Kathleen J. Hempel and Lawrence W. Stranghoener are “audit committee financial experts,” as defined by SEC regulations.

      Compensation Committee: The Compensation Committee’s functions include: recommending an overall compensation policy for the Corporation to the Board; having direct responsibility for matters relating to compensation of the Corporation’s officers and directors; advising the Board regarding management succession; and the administration of the Corporation’s stock plans and deferred compensation plans. For further information, see “Report of the Compensation Committee of the Board of Directors” appearing elsewhere in this Proxy Statement. Each member of the Compensation Committee is independent under the NYSE’s listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines.

      Nominating/Corporate Governance Committee: The Nominating/Corporate Governance Committee’s functions include: ensuring that the Board is properly constituted to meet its fiduciary responsibilities; identifying and recommending qualified candidates for membership to the Board, consistent with criteria approved by the Board; and recommending Board directors for Board committee membership. The committee also takes a leadership role in shaping the Corporation’s corporate governance. Please refer to

“Selection of New Director Candidates” and “Board Membership Criteria” under the “Corporate Governance Guidelines” section of this Proxy Statement with respect to the committee’s process for selecting nominees. The committee will evaluate shareowner nominees on the same basis as all other nominees. For further information on shareowner nominating procedures, please refer to “Shareowner Proposals and Nominating Procedures” under the “Other Matters” section of this Proxy Statement. Each member of the Nominating/Corporate Governance Committee is independent under the NYSE’s listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines.

      Each committee’s written charter, which details its duties and responsibilities, is, and all future changes thereto will be, posted on the Corporation’s website at www.kennametal.com, currently available on the “Corporate Governance” page, which is accessible under the “Corporate” or “Investors” tabs.

Board of Directors Compensation and Benefits

      Each non-employee director, other than the Lead Director, receives compensation from the Corporation for services as a director at an annual rate of $30,000 plus $10,000 in restricted stock or deferred stock credits plus an option for 4,500 shares. Directors are also eligible to participate in the Corporation’s stock option plans. Newly elected directors receive stock options for 9,000 shares, with annual grants thereafter of 4,500 shares. The exercise price for each award is the mean between the highest and lowest sales price of the Corporation’s Capital Stock on the NYSE on the last trading day prior to the date of the grant. Each non-employee member of the Executive Committee, Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee, other than the Lead Director, receives additional annual compensation of $6,600, except that the chair of each of the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee receives additional annual compensation of $11,000. The Lead Director receives total annual compensation of $60,400 plus $10,000 in restricted stock or deferred stock credits plus an option for 4,500 shares. William R. Newlin served as the Lead Director during fiscal 2004. Directors who are employees of the Corporation do not receive any compensation for services as a director or as a member of any committee of the Board of Directors. Directors fees are paid quarterly.

      Under the Corporation’s Deferred Fee Plan for Outside Directors (the “Deferred Fee Plan”), directors are permitted annually to request that the payment of any compensation that may be payable to them for services as a director or committee member be deferred for payment, with interest, to a later time. The deferred payments would be actually funded by a transfer of cash into a deferred compensation trust (a so-called “Rabbi Trust”), administered by an independent trustee, upon the occurrence of a threatened or actual change in control of the Corporation (as defined in the deferred compensation trust agreement). Under the Corporation’s Directors Stock Incentive Plan, any non-employee director may elect to receive shares of the Corporation’s Capital Stock in lieu of all or a portion of any consideration payable for services as a director that is not deferred pursuant to the Deferred Fee Plan. In addition, any non-employee director may elect to receive stock credits, representing shares of the Corporation’s Capital Stock, with respect to all or a portion of any consideration deferred pursuant to the Deferred Fee Plan. Non-employee directors also receive $50,000 of life insurance coverage, which is paid for by the Corporation. As part of the Corporation’s support for charities, directors are eligible to participate in the Corporation’s Matching Gifts Program in which The Kennametal Foundation will match gifts on a dollar-for-dollar basis to qualified institutions up to $5,000 per year.

OWNERSHIP OF CAPITAL STOCK BY

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of the Corporation’s Capital Stock as of July 31, 2004, except as noted, by each director, each nominee for director, each Named Executive Officer (as hereinafter defined) and all directors and executive officers as a group.

	Amount of		Total Beneficial
	Beneficial		Ownership and
Name of Beneficial Owner	Ownership (1)(2)	Stock Credits (3)	Stock Credits

Peter B. Bartlett	28,397	23,728	52,125
Ronald M. DeFeo	12,547	3,159	15,706
A. Peter Held	26,697	4,120	30,817
Kathleen J. Hempel	17,596	—	17,596
Aloysius T. McLaughlin, Jr.	49,469	9,557	59,026
William R. Newlin	177,388 (4)	42,642	220,030
Lawrence W. Stranghoener	5,499	1,571	7,070
Larry D. Yost	27,597	10,380	37,977
Markos I. Tambakeras	630,353	—	630,353
James R. Breisinger	132,527	9,685	142,212
Carlos M. Cardoso	72,073	7,881	79,954
Stanley B. Duzy, Jr.	85,658	17,284	102,942
F. Nicholas Grasberger III	123,084	16,109	139,193
Directors and Executive Officers as a Group (22 persons)	1,777,424	168,021	1,945,445

(1)	No individual beneficially owns in excess of one percent of the total shares outstanding other than Mr. Tambakeras, who beneficially owns 1.7%. Directors and executive officers as a group beneficially own 4.8% of the total shares outstanding. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(2)	The figures shown include 346,667, 98,067, 33,334, 56,667, 76,667 and 1,174,276 shares over which Messrs. Tambakeras, Breisinger, Cardoso, Duzy and Grasberger and all directors and executive officers as a group, respectively, have the right to acquire as of July 31, 2004 or the right to acquire within 60 days thereafter pursuant to the Corporation’s stock option plans. The figures shown also include 135,133, 8,900, 32,700, 15,733 and 31,900 shares over which Messrs. Tambakeras, Breisinger, Cardoso, Duzy and Grasberger, respectively, have sole voting power but no investment power. The figures shown also include 27,500, 12,500, 24,100, 27,500, 147,500, 4,500, 27,500 and 15,500 shares over which Messrs. Bartlett, DeFeo, Held, McLaughlin, Newlin, Stranghoener and Yost and Ms. Hempel, respectively, have the right to acquire as of July 31, 2004 or the right to acquire within 60 days thereafter pursuant to the Corporation’s stock option plans. The figures shown also include 47, 3,699, 255 and 255 shares over which Messrs. DeFeo, Newlin and Stranghoener and Ms. Hempel, respectively, have sole voting but no investment power.

(3)	These amounts represent shares of Capital Stock to which such individuals are entitled pursuant to their election to defer fees or bonuses as stock credits under the Directors Stock Incentive Plan or the Corporation’s Performance Bonus Stock Plan. In the case of Mr. Grasberger, it also includes 5,000 stock credits, which will be issued in shares in August 2005, and associated dividend stock credits.

(4)	The figure shown includes: 5,860 shares owned solely by Mr. Newlin; 11,616 shares owned by Mr. Newlin’s Self-Directed Retirement Account; 1,351 shares owned jointly by Mr. Newlin and his wife; and 11,061 shares owned by Mr. Newlin’s wife.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation paid by the Corporation during its last three fiscal years to its Chief Executive Officer and to each of the other four most highly compensated executive officers during the fiscal year ended June 30, 2004 (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation Awards

		Annual Compensation			Restricted		Securities
					Stock		Underlying		All Other
		Salary	Bonus	Other Annual	Awards		Options		Compensation
Name and Principal Position	Fiscal Year	($)(1)	($)(2)	Compensation($)	($)(3)		(#)(4)		($)(5)(6)

Markos I. Tambakeras,	2004	780,000	1,231,152	14,815	577,200	(10)	33,000		14,085
Chairman, President, and	2003	634,500	167,700	18,140	—		—		7,785
Chief Executive Officer (7)	2002	631,632	300,000	14,449	6,575,550	(7)	135,000	(7)	1,785
James R. Breisinger,	2004	285,000	306,862	6,236	76,960	(10)	7,500		7,907
Vice President and President,	2003	271,986	12,540	7,848	—		25,000		6,118
Advanced Materials Solutions	2002	255,217	75,000	—	192,175	(8)	20,000		3,075
Group
Carlos M. Cardoso,	2004	465,000	422,943	45,421	—		—		46,617	(12)
Vice President and	2003	82,784	46,500	15,788	1,185,400	(11)	100,000	(11)	15,315	(12)
President, Metalworking	2002	—	—	—	—		—		—
Solutions & Services Group
Stanley B. Duzy, Jr.,	2004	300,000	303,806	8,501	116,130	(10)	7,500		11,725
Vice President and Chief	2003	270,004	50,000	7,629	169,775	(9)	25,000		5,725
Administrative Officer	2002	234,321	62,500	8,920	134,523	(8)	15,000		2,597
F. Nicholas Grasberger III,	2004	315,000	287,097	6,922	193,550	(10)	10,000		12,532
Vice President and	2003	296,884	62,500	7,277	894,150	(9)	25,000		6,428
Chief Financial Officer	2002	275,780	100,000	7,895	192,175	(8)	20,000		2,655

(1)	For fiscal year 2003, the figures reflect salary reductions implemented: (i) for Mr. Tambakeras, during the period commencing November 1, 2001 and ending June 30, 2003; and (ii) for the other Named Executive Officers, except Mr. Cardoso who was not employed by the Corporation at the time the salary reduction program was in effect, during the period commencing November 1, 2001 and ending October 31, 2002. For fiscal year 2002, the figures reflect delayed salary increases pursuant to a cost containment program, and a week off without pay taken in December 2001.

(2)	Includes, for Messrs. Breisinger, Cardoso, Duzy and Grasberger, bonuses paid partially or entirely in shares of Capital Stock or in stock credits as elected by the individual under the Corporation’s Performance Bonus Stock Plan. Under the plan, an executive may elect to receive stock or stock credits in lieu of a cash bonus. Pursuant to the plan, any portion of a bonus paid in shares of Capital Stock or in stock credits is increased by 25% of that value.

(3)	This column shows the market value of restricted stock awards on the grant date. The aggregate holdings and market value of restricted stock held on June 30, 2004 by the individuals listed in this table are: Mr. Tambakeras, 131,833 shares, $6,037,951; Mr. Breisinger, 7,000 shares, $320,600; Mr. Cardoso, 30,000 shares, $1,374,000; Mr. Duzy, 13,833 shares, $633,551 and Mr. Grasberger, 40,000 shares, $1,832,000. Dividends are paid on shares subject to these awards.

(4)	Represents options to purchase shares of the Corporation’s Capital Stock.

(5)	This figure includes imputed income based upon premiums paid by the Corporation to secure and maintain for certain officers, including all executive officers of the Corporation, a $500,000 term life insurance policy on the life of such officer until he reaches age 65. Premiums paid by the Corporation, during fiscal year 2004, for Messrs. Tambakeras, Breisinger, Duzy and Grasberger were $1,785, $1,875, $1,225 and $1,755, respectively.

(6)	This figure also includes amounts contributed by the Corporation under its Thrift Plus Plan. Beginning January 1, 2004, the Corporation makes a cash contribution to eligible employees’ plan account in an amount equal to 3% of the employee’s eligible compensation (salary and, if applicable, bonus) for each employee whose benefit accrual under the company’s defined benefit pension plan was discontinued as of December 31, 2003. These contributions are not made to employees whose benefit accruals under the defined benefit plan were continued, based upon specified age and service criteria, as further described in the “Retirement Benefits” section of this Proxy Statement. Among the Named Executive Officers, Mr. Breisinger is the only officer whose benefit accruals under the Company’s defined benefit pension plan were continued, based upon specified age and service criteria. Contributed amounts are invested in the Thrift Plus Plan’s investment funds (including the Corporation’s Capital Stock), in proportions as directed by the employee, and can be withdrawn by the employee only upon the occurrence of certain events. Employees may elect to contribute 1% to 20% of their monthly compensation (salary and, if applicable, bonus) to this plan. The Corporation contributes shares of Capital Stock to each participant’s account, as a matching contribution, in an amount equal to one-half of that portion of the employee’s contribution that does not exceed 6% of the employee’s compensation. From January 1, 2002 to December 31, 2002, the Corporation suspended temporarily its matching contributions to the plan. The Corporation’s matching contribution is invested in the plan fund which holds the Corporation’s Capital Stock, but may be subsequently reinvested, at the employee’s discretion, into one of the Plan’s other investment accounts. Employee contributed sums are invested, as directed by the employee, in the plan’s investment funds (including the Corporation’s Capital Stock). Plan account balances can be withdrawn by the employee only upon the occurrence of certain events. Certain terms of the plan are designed to make available to participants the provisions of section 401(k) of the Internal Revenue Code, as amended (the “Code”), which permit elective employee contributions on a pre-tax basis. Amounts so contributed by the Corporation, during fiscal year 2004, as a 3% cash contribution or a matching contribution, for Messrs. Tambakeras, Breisinger, Cardoso, Duzy and Grasberger were $12,300, $6,032, $6,488, $10,500 and $10,777, respectively.

(7)	Mr. Tambakeras became Chairman of the Board of Directors on July 1, 2002 and President and Chief Executive Officer on July 1, 1999. In connection with his employment agreement, effective July 1, 2002, Mr. Tambakeras was granted the following awards: (i) an option to purchase 70,000 shares at $36.15 per share which vests over three (3) years; (ii) a restricted stock grant covering 50,000 shares of Capital Stock vesting on the earlier of (A) July 1, 2008 or (B) the date on which the closing market price of the Capital Stock of the Corporation equals or exceeds $80.00 per share for ten (10) consecutive trading days prior to July 1, 2008; (iii) a restricted stock grant covering 33,334 shares of Capital Stock that vested on July 1, 2003; (iv) a restricted stock grant covering 33,333 shares of Capital Stock that vested on July 1, 2004; and (v) a restricted stock grant covering 33,333 shares of Capital Stock vesting on July 1, 2005. This figure also includes a restricted stock award of 30,000 shares granted July 31, 2001, 15,000 of which vest in three (3) equal annual installments commencing with July 31, 2002 and 15,000 of which vest on the sixth (6th) anniversary of the grant date, but vesting may be accelerated if certain corporate performance goals are met.

(8)	Represents restricted stock awards granted July 31, 2001 as follows: Mr. Breisinger, 5,000 shares; Mr. Duzy, 3,500 shares; and Mr. Grasberger, 5,000 shares. The awards vest on the sixth (6th) anniversary of the grant date, but vesting may be accelerated if certain corporate performance goals are met.

(9)	Represents restricted stock awards granted July 23, 2002 to Mr. Grasberger of 5,000, 5,000, 10,000 and 10,000 shares, which vest on the first (1st), second (2nd), third (3rd) and fifth (5th) anniversary of the grant date, respectively. Also represents a restricted stock award of 5,000 shares granted January 1,

2003 to Mr. Duzy which vests in three (3) equal annual installments commencing with January 1, 2004.

(10)	Represents restricted stock awards granted July 29, 2003 as follows: Mr. Duzy, 3,000 shares and Mr. Grasberger, 5,000 shares. Also represents restricted stock awards of 2,000 shares granted December 11, 2003 as follows: Mr. Tambakeras, 15,000 shares and Mr. Breisinger, 2,000 shares. The awards vest on the sixth (6th) anniversary of the grant date, but vesting may be accelerated if certain corporate performance goals are met.

(11)	In connection with Mr. Cardoso’s employment agreement, effective April 29, 2003, the Corporation granted Mr. Cardoso the following awards: (i) an option to purchase 100,000 shares at $29.635 per share; and (ii) a restricted stock award of 40,000 shares. The awards vest in three (3) equal annual installments commencing on the first (1st) anniversary of the grant date.

(12)	This figure includes a moving allowance of $15,315 and $40,129 for fiscal years 2003 and 2004, respectively.

Employment Agreements and Termination of Employment and Change-in-Control Arrangements

      The Corporation has agreements with Messrs. Breisinger, Cardoso, Duzy and Grasberger, and all other executive officers, whereby, subject to review by the Board of Directors and a provision for termination without cause by either party upon written notice, each will be employed by the Corporation. The agreements generally provide that the officers will devote their entire time and attention to the business of the Corporation, will refrain during employment and for three years thereafter from competing with the Corporation (unless employment is terminated by the Corporation without cause or following a change-in-control) and will not disclose confidential or trade secret information belonging to the Corporation. These agreements also require the officers to assign to the Corporation all inventions conceived or made during their employment by the Corporation. The agreements provide for severance payments upon termination of employment occurring either before or after a change-in-control of the Corporation.

      In the event of termination of his employment by the Corporation prior to a change-in-control, each officer would receive, as severance pay, an amount equal to three months’ base salary at the time of such termination unless otherwise mutually agreed. In the event of termination by the officer prior to a change-in-control, or without good reason following a change-in-control, no severance payments will be made. In general, in the event of termination of employment after a change-in-control by the officer for good reason or by the employer other than for cause or disability, each officer would receive as severance pay 2.8 times the sum of (i) his respective annual base salary at the date of termination or, at the officer’s election, his salary as of the beginning of the month preceding the month in which the change-in-control occurs, and (ii) the average of any bonuses which he was entitled to or paid during the three most recent fiscal years ending prior to the date of termination or, at the officer’s election, the average of any bonuses which the officer was entitled to or paid for the three fiscal years preceding the fiscal year in which the change-in-control occurred. In addition, for a three-year period the officer would receive the same medical and group insurance benefits that he received at the date of termination. The officer would also receive three years of additional credit for purposes of computing benefits under the Corporation’s supplemental retirement plan.

      The Corporation has an agreement with Markos I. Tambakeras dated as of May 1, 2002, effective July 1, 2002, pursuant to which Mr. Tambakeras serves as Chairman, President and Chief Executive Officer of the Corporation. Pursuant to the agreement, Mr. Tambakeras is entitled to a minimum annual base salary of $780,000 and is eligible to receive future bonuses targeted at one hundred percent of his annual base salary under the Corporation’s bonus plan for executive officers, the actual amount to be based on the performance of the Corporation and Mr. Tambakeras. The agreement is for a three-year term and will be automatically renewed each year for an additional year subject to twelve months’ notice by either party. Pursuant to the agreement, Mr. Tambakeras received the awards described in footnote 7 of the Summary Compensation Table.

      The agreement with Mr. Tambakeras provides that if, during the term of the agreement and prior to a change-in-control, Mr. Tambakeras is terminated other than for cause, death or disability, or if he terminates the agreement due to the Corporation’s breach, he will be entitled to (A) 12 month’s notice or payment of his current annual base salary and most recent cash bonus; plus (B) a lump sum payment equal to two times his current annual base salary plus the average of his two most recent cash bonuses. In addition, his options and restricted stock awards would vest.

      In the event Mr. Tambakeras’ employment is terminated by Mr. Tambakeras without good reason following a change-in-control or prior to a change-in-control other than for the Corporation’s breach, Mr. Tambakeras will not be entitled to receive any severance pay other than the amounts, if any, due him at the date of termination but will be entitled to receive pension benefits.

      In the event that, at or after a change-in-control and prior to the third anniversary of the date of the change-in-control, Mr. Tambakeras’ employment is terminated by him during the term for good reason, the Corporation’s breach, or by the Corporation other than for cause, death or disability, or if Mr. Tambakeras terminates his employment during the thirty (30) day period commencing twelve (12) months after the change-in-control, then Mr. Tambakeras would receive a lump sum payment equal to three times his base salary and average of his three most recent cash bonuses. Severance payments upon change-in-control would be grossed-up for the excise tax during the three-year term.

Stock Options

      The following table sets forth information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 2004:

Option Grants in Last Fiscal Year

	Number of
	Securities	% of Total
	Underlying	Options	Exercise or		Grant Date
	Options	Granted in	Base Price	Expiration	Present
Name	Granted(#)(1)	Fiscal Year	($/share)	Date	Value($)(2)

Markos I. Tambakeras	33,000	6.69	$38.48	2013	$383,463
James R. Breisinger	7,500	1.52	$38.48	2013	$87,151
Carlos M. Cardoso	—	—	—	—	—
Stanley B. Duzy, Jr.	7,500	1.52	$38.48	2013	$87,151
F. Nicholas Grasberger III	10,000	2.03	$38.48	2013	$116,201

(1)	Options with respect to the Corporation’s Capital Stock were granted with an exercise price equal to the fair market value of the Capital Stock on the date of grant. These options vest in three equal annual installments commencing on the first (1st) anniversary of the grant date.

(2)	Based on the Black-Scholes Option Valuation model, adjusted for dividends to determine grant date present value of the options. The Corporation does not advocate or necessarily agree that the Black- Scholes model properly reflects the value of an option. The assumptions used in calculating the option value with respect to the Corporation’s Capital Stock include the following: a risk-free interest rate of 3.0% (the rate applicable to a five-year treasury security at the time of the awards); a dividend yield of 1.7% (the annualized yield at the date of grant); volatility of 35.1% (calculated using daily stock returns for the Capital Stock for the five-year period preceding the option award); and an exercise price equal to the fair market value of the Capital Stock on the date of grant. The average value of these options under the Black-Scholes model of option valuation applying the preceding assumptions is $11.62 per share.

      The following table sets forth information concerning options to purchase the Corporation’s Capital Stock held by the Named Executive Officers:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at Fiscal	Options at Fiscal
			Year End(#)	Year End($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

Markos I. Tambakeras	—	—	301,668/101,332	$4,853,891/$851,457
James R. Breisinger	—	—	83,068/30,832	$1,138,135/$370,568
Carlos M. Cardoso	—	—	33,334/66,666	$538,844/$1,077,656
Stanley B. Duzy, Jr.	—	—	43,334/29,166	$666,484/$358,298
F. Nicholas Grasberger III	—	—	61,668/33,332	$1,069,757/$388,868

Retirement Benefits

      The following table indicates, for purposes of illustration, the approximate annual retirement benefits that would be payable at the present time (assuming retirement at age 65) on a straight life annuity basis pursuant to the Kennametal Inc. Retirement Income Plan (the “RIP”) and the Supplemental Executive Retirement Plan (the “SERP”) under various assumptions as to salary, bonus and years of service. The amounts shown in the table below have been adjusted for Social Security and are not subject to any deductions for Social Security or other offset amount.

Pension Plan Table

Annualized
Covered
Compensation	Estimated Annual Benefit Upon Retirement With Years of Credited Service Indicated

	5	10	15	20	25	30

$100,000	$35,000	$40,000	$45,000	$50,000	$55,000	$60,000
200,000	70,000	80,000	90,000	100,000	110,000	120,000
400,000	140,000	160,000	180,000	200,000	220,000	240,000
600,000	210,000	240,000	270,000	300,000	330,000	360,000
800,000	280,000	320,000	360,000	400,000	440,000	480,000
1,000,000	350,000	400,000	450,000	500,000	550,000	600,000
1,200,000	420,000	480,000	540,000	600,000	660,000	720,000
1,400,000	490,000	560,000	630,000	700,000	770,000	840,000
1,600,000	560,000	640,000	720,000	800,000	880,000	960,000
1,800,000	630,000	720,000	810,000	900,000	990,000	1,080,000

      On October 28, 2003, the Board of Directors approved amendments to the RIP and the SERP which became effective on December 31, 2003. Benefits under the RIP do not continue to accrue after December 31, 2003 for participants who did not meet specified age and service criteria. Generally, only the following categories of participants continued their participation in the RIP after December 31, 2003: participants who, as of December 31, 2003, were either (a) age 45 with 20 years of continuous service or (b) age 50 with 5 years of continuous service. With the exception of James R. Breisinger, none of the

Named Executive Officers met the above criteria; therefore, their benefit accruals under the RIP discontinued as of January 1, 2004.

      The SERP was amended to assure that the retirement benefits provided under the SERP will not make up or protect participants from the financial impact of the reduction in retirement benefits payable through the RIP, as amended.

      For those executive officers whose benefit accruals under the RIP were discontinued, the retirement benefits provided under the amended RIP and SERP will vary by individual based on salary, current service and years until retirement, but will, in any event, be less than the amounts shown in the above table.

      As of June 30, 2004, the credited years of service under the RIP and SERP for the Named Executive Officers were approximately: Markos I. Tambakeras, 5 years; James R. Breisinger, 25 years; Carlos M. Cardoso, 1 year; Stanley B. Duzy, Jr., 5 years and F. Nicholas Grasberger III, 4 years.

      Annualized Covered Compensation is the Named Executive Officer’s base salary as of June 30, 2004, plus the average annual bonus over the past three fiscal years. The Named Executive Officer’s base salary as of June 30, 2004 may differ from the base salary shown in the Summary Compensation Table for fiscal year 2004. Additionally, Annualized Covered Compensation does not include certain special bonus amounts or the 25% premium awarded pursuant to the Performance Bonus Stock Plan for any portion of a bonus paid in shares of Capital Stock or stock credits. Both the special bonus amounts and the 25% premium are included in the bonus amount shown in the Summary Compensation Table.

      Annualized Covered Compensation as of June 30, 2004, for purposes of the retirement benefits under the RIP and the SERP for the Named Executive Officers, is as follows: Markos I. Tambakeras, $1,346,284; James R. Breisinger, $390,168; Carlos M. Cardoso, $723,354; Stanley B. Duzy, Jr., $411,015; and F. Nicholas Grasberger III, $443,399.

EQUITY COMPENSATION PLANS

Approval of Amendment to the Kennametal Inc. Stock and Incentive Plan of 2002

      In 2002, the shareowners approved the Kennametal Inc. Stock and Incentive Plan of 2002 (the “2002 Plan”), which provides for the granting of nonstatutory and incentive stock options and certain share awards. Under the 2002 Plan, the price at which shares covered by an option may be purchased must not be less than the fair market value of such shares at the time the option is granted. The purchase price must be paid in full at the time of exercise either in cash or, in the discretion of the committee administering the plan, by delivering shares of Capital Stock or a combination of shares and cash having an aggregate fair market value equal to the purchase price.

      On July 27, 2004, the Board of Directors adopted, subject to shareowner approval at the Annual Meeting, an amendment to the 2002 Plan to increase the aggregate number of shares available for issuance from 1,750,000 to 3,750,000 (an increase of 2,000,000 shares). The Compensation Committee of the Board of Directors reviewed the 2002 Plan and, based on that review, determined that an insufficient number of shares are available under the 2002 Plan to provide future grants of stock options and other share awards to the Corporation’s directors, officers and employees. The Board of Directors believes that it is important that the Corporation be able to continue to grant stock options and other share awards to directors, officers and employees and others who are responsible for the Corporation’s continued growth, development and future financial success, in order to secure for the Corporation the benefits of incentives and the sense of proprietorship inherent in stock ownership, to reward prior performance and to assist in the Corporation’s efforts to recruit, motivate and retain high quality employees. The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the 2002 Plan.

General

      The following description is intended to summarize the material provisions of the 2002 Plan.

      Administration. The 2002 Plan is administered by the Board of Directors and/or any committee appointed by the Board to administer the 2002 Plan (the “Plan Administrator”). Subject to the terms of the 2002 Plan, the Plan Administrator selects from any employee or consultant those eligible individuals to whom awards may be granted. The Plan Administrator determines the terms and conditions of the award, not inconsistent with the 2002 Plan, including any conditions which must be met in order for such award to have value.

      Eligibility. Awards, in the form of stock options, stock appreciation rights, performance share awards, performance unit awards, restricted stock awards, restricted unit awards, share awards, stock unit awards and cash bonuses may be granted under the 2002 Plan to officers and employees of the Corporation and its subsidiaries and any parent including prospective officers and employees. There currently are approximately 300 officers and employees of the Corporation who may be eligible for discretionary grants generally under the 2002 Plan, including officers named in the table shown under “Compensation of Executive Officers” in this Proxy Statement, although other employees are expected to receive awards under the 2002 Plan. Awards also may be made to consultants under the 2002 Plan. No determination has been made as to the individuals to whom discretionary awards may be granted or the amount or terms and conditions of any such award that may be granted under the 2002 Plan in the future. Directors who are not employees of the Corporation are entitled under the 2002 Plan to receive annual grants of options for up to 5,000 shares and restricted stock awards with a fair market value of up to $10,000. The options will be granted with an exercise price equal to the fair market value of the Capital Stock on the date of grant. The options and restricted stock awards will be subject to a three-year vesting period.

      Shares Available for Issuance. The 2002 Plan, if the amendment is approved as proposed, provides for the issuance of 3,750,000 shares of Capital Stock. In addition, shares covered by awards granted under the 2002 Plan or under the Corporation’s prior stock plans that terminate or expire or are forfeited to the Corporation and shares delivered to the Corporation in payment of the purchase price, for tax payments, or otherwise, under the 2002 Plan or under the Corporation’s prior stock plans will remain or be added to the shares available for the future granting of options and share awards under the 2002 Plan. The number of shares available under the 2002 Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Corporation.

      Stock Options. The 2002 Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options (“Incentive Stock Options”) qualified as such under the Internal Revenue Code of 1986, as amended (the “Code”), or other options (“Nonstatutory Stock Options”). Only employees may receive Incentive Stock Options. See “Federal Income Tax Consequences” below for a summary of the differing tax consequences of Incentive Stock Options and Nonstatutory Stock Options. The aggregate fair market value of the shares with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year may not exceed the limitations, if any, imposed by Section 422(d) of the Code. Options designated as Incentive Stock Options in excess of such limitation automatically are reclassified as Nonstatutory Stock Options, as described in the 2002 Plan.

      The price at which each share covered by an option granted under the 2002 Plan may be purchased will be determined in each case by the Plan Administrator but may not be less than the fair market value at the time the option is granted. Fair market value is defined to be the mean between the highest and lowest sales prices for the Capital Stock of the Corporation as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the time of determination.

      An option may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator; provided, that the option period for an Incentive Stock Option may not exceed ten years from the granting of the option. Unless otherwise provided by the Plan

Administrator, if the optionee ceases to be employed by the Corporation or any of its subsidiaries by reason of the optionee’s voluntary termination or a termination of the optionee other than for cause, the option may be exercised only within three months after the termination of employment and within the original option period, or, if the optionee is a non-employee director that ceases to serve on the Board, the option may be exercised only within three months after cessation of service and within the original option period, or, if such termination of employment or cessation of service as a director was due to death, disability or retirement, the option may be exercised within three years after termination of employment or cessation of service and within the original option period; unless such termination of employment or cessation of service shall be for cause, in which case the option shall terminate. If the optionee shall die, the option may only be exercised by the optionee’s personal representatives or persons entitled thereto under the optionee’s will or the laws of the descent and distribution.

      The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option: (i) in cash; (ii) through a cashless exercise procedure in which a broker sells sufficient shares to deliver the exercise price to the Corporation; (iii) by delivering shares to the Corporation of previously-owned shares (purchased in the open market or held by the participant for at least six (6) months) having an aggregate fair market value equal to the option price of the shares being purchased; or (iv) through any combination of the foregoing.

      Stock Appreciation Rights (“SAR”). The 2002 Plan provides for the Plan Administrator, in its discretion, to grant stock appreciation rights, which is the right to receive an amount equal to the appreciation, if any, in the fair market value of a share of capital stock from the date of the grant of the right to the date of its payment, payable in cash, shares or stock units. Stock units are the right to receive shares in the future.

      Performance Share/Unit Awards. The 2002 Plan provides for the Plan Administrator, in its discretion, to grant performance share awards or performance unit awards. A performance share award is the grant of a right to receive shares or stock units contingent on the achievement of performance or other objectives during a specified period. A performance unit award is a grant of a right to receive a designated dollar value amount of stock or stock units contingent on the achievement of performance or other objectives during a specified period.

      Restricted Stock/Unit Awards. The 2002 Plan provides for the Plan Administrator, in its discretion, to grant restricted stock or restricted unit awards. A restricted stock award is a grant of shares, and a restricted unit award is a grant of stock units, in each case subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the grantee or participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

      Share/Stock Unit Awards. The Plan Administrator may from time to time award shares or stock units to eligible individuals without risk of forfeiture or restriction; provided, that no single share award or stock unit award to any one grantee in any fiscal year may exceed 200 shares or units.

      Restrictions on Awards. Notwithstanding anything contained in the 2002 Plan, the Plan Administrator may not grant any option or SAR in substitution for an outstanding option or SAR except pursuant to certain mergers, consolidations or reorganizations, and may not reprice options or SARs. In addition, the Plan Administrator may not: (i) make a restricted stock/unit award or performance share/unit award vest earlier than over a three-year period except for a performance-based award which may vest after one (1) year; (ii) permit to lapse or waive restrictions applicable to any restricted stock/unit award or performance share/unit award; or (iii) grant any share/stock unit award to an officer or director other than in lieu of salary or cash bonus.

      Allotment of Shares. Not more than 500,000 shares subject to the 2002 Plan may be optioned or awarded in the aggregate to any one eligible individual subject to certain adjustments.

      Change-in-Control. The 2002 Plan provides that, unless the Board shall determine by resolution prior to a change-in-control, in the event of a change-in-control of the Corporation (as defined in the 2002 Plan): (i) all options that become exercisable in installments shall become immediately exercisable in full prior to the change-in-control; and (ii) all awards which have not previously vested shall become vested and all restrictions on awards shall lapse prior to the change-in-control. In addition, in the event of an employee’s termination of employment by the Corporation or a director’s removal from the Board for any reason within two years of a change-in-control, all options and SARs shall vest and remain exercisable for three months and all other awards shall vest and restrictions shall lapse.

      Tax Withholding. When shares are issued or vested under the 2002 Plan, or if an optionee makes a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, the Corporation has the right to require the optionee to remit to the Corporation an amount sufficient to satisfy required income tax withholding. In the discretion of the Plan Administrator, the grantee may elect to satisfy this withholding obligation by requesting that the Corporation withhold shares of stock otherwise issuable to him or her or by delivering to the Corporation previously owned shares. All such elections will be subject to the approval of the Plan Administrator.

      Amendment or Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the 2002 Plan, provided that no such action may deprive any person without such person’s consent of any rights granted under the plan, and provided further, that the Board may not materially amend the 2002 Plan without shareowner approval.

Federal Income Tax Consequences

      Stock Options. The grantee of an Incentive Stock Option under the 2002 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the Corporation entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the option was granted and one year from the date the stock was transferred to the grantee (the “ISO Holding Period”), then the grantee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and the option price. If the ISO Holding Period is not met, upon disposition of such shares (a “disqualifying disposition”), the grantee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as long-term or short-term capital gain. If the Incentive Stock Option is exercised by delivery of previously owned shares of Capital Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the grantee on the transfer of such previously owned shares. However, if the previously owned shares transferred were acquired through the exercise of an Incentive Stock Option, the grantee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the grantee recognizes ordinary income upon a disqualifying disposition, the Corporation will be entitled to a tax deduction in the same amount.

      The grantee of a Nonstatutory Stock Option under the 2002 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the Corporation then entitled to any deduction. Upon exercise of a Nonstatutory Stock Option (or, in certain cases, six months after the date of grant), the grantee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise (or, if applicable, the date six months from the date of grant) over the option price. The Corporation will be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of a Nonstatutory Stock Option, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise (or, if applicable, the date six months later). If the exercise price of a Nonstatutory Stock Option is paid in whole or in part in shares of Capital Stock, the tax results to the grantee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

      Restricted Stock Awards. The grantee of a Restricted Stock Award under the 2002 Plan will normally not be required to recognize any income for federal income tax purposes at the time of the Award, nor is the Corporation entitled to any deduction, to the extent that the shares awarded have not vested. When any part of a Restricted Stock Award vests, the grantee will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested shares on the vesting date. The grantee may, however, make an election (the “Tax Election”), within thirty days following the grant of the Restricted Stock Award, to be taxed at the time of the Award based on the fair market value of the shares on that date. The Corporation will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the award vested (or on the date of grant if the grantee made the Tax Election).

      Share Awards. The grantee of shares awarded under the 2002 Plan will be required to realize compensation taxable as ordinary income in an amount equal to the fair market value of the shares on the date the Award is made. The Corporation is entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of grant.

      Incentive Bonus Awards, Performance Share Awards, Performance Unit Awards, Restricted Unit Awards, Stock Appreciation Rights, Stock Unit Awards. The grantee of an Incentive Bonus Award, Performance Share Award, Performance Unit Award, Restricted Unit Award, Stock Appreciation Rights or Stock Unit Award will not be required to recognize any income for federal income tax purposes at the time of the grant of such Award, nor is the Corporation entitled to any deduction at such time. (The grantee is not permitted to make an election to be taxed at the time of the Award based on the fair market value of any shares that may be delivered to the grantee at a future date under any such Award.) When any part of an Award is paid (in the case of cash) or delivered (in the case of shares) to the grantee, the grantee will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered to the grantee pursuant to the Award. The Corporation will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of any shares that are delivered to the grantee pursuant to an Award, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were delivered to the grantee pursuant to the Award.

Other Equity Compensation Plans

      Each of the Kennametal Inc. Stock Option and Incentive Plan of 1988 (the “1988 Plan”), the Kennametal Inc. Stock Option and Incentive Plan of 1992 (the “1992 Plan”), the Kennametal Inc. Stock Option and Incentive Plan of 1996 (the “1996 Plan”), and the Kennametal Inc. Stock Option and Incentive Plan of 1999 (the “1999 Plan”) provide for the granting of nonstatutory and incentive stock options and certain share awards. The Kennametal Inc. 1999 Stock Plan (the “1999 Stock Plan”) is a non-shareowner approved plan that provides for the granting of nonstatutory stock options and certain share awards. This plan was implemented in connection with the hiring of new employees and was not submitted for shareowner approval because the New York Stock Exchange at that time permitted the listing of shares under non-shareowner approved plans for stock awards to new employees and other limited circumstances.

Although options are still outstanding under the 1988 Plan, 1992 Plan, 1996 Plan, 1999 Plan and 1999 Stock Plan, no further grants may be made under these plans.

      As of June 30, 2004, the Employee Stock Purchase Plan (the “ESPP”) provided for the issuance of not more than 1,500,000 shares. On July 27, 2004, the ESPP was amended to reduce the number of shares available for issuance thereunder to 300,000. The ESPP provides employees with the opportunity to purchase shares of the Corporation’s Capital Stock at 85% of the fair market value and is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

      The Kennametal Thrift Plus Plan (“Thrift Plan”) and the Greenfield Industries Inc. Retirement Income Savings Plan (“Greenfield Plan”) provide for the issuance of not more than 1,500,000 shares. The Thrift Plan and the Greenfield Plan are defined contribution employee benefit plans, established to encourage investment and savings for eligible employees of the Corporation and certain subsidiaries and to provide a method to supplement their retirement income benefits. The Thrift Plan and the Greenfield Plan provide these employees the opportunity to defer a portion of their annual compensation for federal income tax purposes in accordance with Section 401 of the Code. The Corporation may match a portion of the contribution in cash or Capital Stock. The Thrift Plan and the Greenfield Plan are subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

      The Corporation’s Performance Bonus Stock Plan of 1995 (“Bonus Stock Plan”) provides for the issuance of not more than 750,000 shares. The Bonus Stock Plan provides that certain performance-based bonus compensation plans for management and/or senior executives are eligible for participation in the Bonus Stock Plan (“Management Performance Bonus Plan”). Each participant in a Management Performance Bonus Plan may elect to receive Capital Stock or stock credits in lieu of a cash bonus. Pursuant to the Bonus Stock Plan, any portion of a bonus paid in shares of Capital Stock or in stock credits is increased by up to 25% of that value.

      The Corporation’s Directors Stock Incentive Plan provides for the issuance of not more than 200,000 shares. The plan allows any non-employee director to elect to receive shares of the Corporation’s Capital Stock or stock credits in lieu of all or a portion of any consideration payable for services as a director that is not deferred pursuant to the Corporation’s Deferred Fee Plan for Outside Directors.

Equity Compensation Plan Information

      The following table sets forth information concerning the Corporation’s equity compensation plans as of June 30, 2004:

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column A)

	A (1)	B (2)	C (3)
Equity compensation plans approved by shareowners(4)	3,505,043	34.80	2,999,364 (5)
Equity compensation plans not approved by shareowners(6)	356,644	27.52	100,382 (7)
TOTAL	3,861,687	34.28	3,099,746

(1)	This column also includes stock credits issued under the Bonus Stock Plan and Directors Stock Incentive Plan.

(2)	The calculations of the weighted average exercise prices shown in this column do not include stock credits issued under the Bonus Stock Plan or the Directors Stock Incentive Plan.

(3)	No further grants may be made from: (i) the 1988 Plan; (ii) the 1992 Plan; (iii) the 1996 Plan; (iv) the 1999 Plan; and (v) the 1999 Stock Plan.

(4)	These plans consist of: (i) the 1988 Plan; (ii) the 1992 Plan; (iii) the 1996 Plan; (iv) the 1999 Plan; (v) the 2002 Plan; (vi) the ESPP; and (vii) the Bonus Stock Plan.

(5)	The number of securities available for future issuance under the 2002 Plan, the ESPP (including shares subject to purchase during any ongoing purchase period) and the Bonus Stock Plan, other than upon the exercise of options, warrants or rights, are 1,225,707, 1,408,279 and 365,378, respectively.

(6)	The 1999 Stock Plan and Directors Stock Incentive Plan are non-shareowner approved plans.

(7)	The number of securities available for future issuance under the Directors Stock Incentive Plan, other than upon the exercise of options, warrants or rights, is 100,382.

As of August 31, 2004, option awards to purchase 4,370,615 shares, with an average exercise price of $35.33 and an average remaining term of 7.12 years, and restricted stock awards for 449,755 shares were outstanding under the 2002 Plan. As of August 31, 2004, 898,813 shares remained available for future issuance under the Corporation’s equity compensation plans, other than the Directors Stock Incentive Plan, including: 421,134 shares under the 2002 Plan; 208,279 shares under the ESPP; and 269,400 under the Bonus Stock Plan. The number of shares remaining to be issued upon the exercise of outstanding options and the number of shares available for future issuance under the 2002 Plan, as of August 31, 2004, do not reflect shares that may be issued pursuant to incentive bonus awards, granted in July 2004 under the new LTIP, which are dollar-denominated awards which may be paid either in stock or cash, at the election of the Corporation. These incentive bonus awards and the new LTIP are discussed in the “Report of the Compensation Committee of the Board of Directors” in this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Executive Compensation Principles

      Executive and managerial compensation programs at the Corporation are designed and implemented with the following guiding principles in mind:

•	To link the interests of executives and managers to the interests of the shareowners and other potential investors.

•	To provide incentives for working toward increasing the market value of the Corporation’s stock and to increase shareowner value through achieving financial and business objectives.

•	To provide incentives for strategic vision and decision-making that will promote and enhance the longer-term health and viability of the Corporation.

•	To provide incentives for innovation, quality management, responsiveness to customer needs, development of value-added products and services, and an action-oriented approach to opportunities in the marketplace.

•	To attract, develop, retain and motivate individuals with the leadership and technical skills required to carry the Corporation forward into the future, given the belief that the Corporation’s human resources can provide a competitive advantage in the marketplace.

•	To tie compensation to achievement of strong results.

General Compensation Plan Design

      Executive and management compensation plans consist of: (1) basic compensation; (2) annual performance-based merit increase reviews and incentive bonus rewards; (3) a long-term incentive element; and (4) stock ownership guidelines. Executive compensation levels, including for the Chief Executive Officer, are targeted at median pay levels for similarly sized U.S.-based industrial firms, with the ability to modify incentive pay based on performance. The Compensation of the Chief Executive Officer is determined by the Committee, as described later in this report.

•	Basic compensation for executives, including the Chief Executive Officer, is intended to be competitive in the employment market and is designed to attract, retain and motivate high-quality individuals. Basic compensation includes base salary, standard employee benefit plans, executive perquisites and the Supplemental Executive Retirement Plan.

•	Annual performance rewards include an annual base salary merit increase review and participation in incentive bonus awards.

—	The annual base salary merit increase review for executives and managers provides rewards for achievements in innovation, quality, performance against assigned key objectives, service to the customer and leadership. Consideration is given to competitive salary levels at other industrial firms, as indicated by published salary surveys and as recommended by external consultants.

—	Incentive bonus awards for executives and managers are designed to closely tie bonus awards to corporate performance, unit performance, and individual contributions, relative to the Corporation’s business plans and strategies. Incentive bonus awards are also intended to maintain management compensation at a competitive level, as indicated by published compensation surveys and as recommended by external consultants.

•	In order to more effectively link compensation to long-term performance, during fiscal year 2004 the Committee reviewed the Corporation’s long-term incentive compensation program and approved the implementation of a revised program for executive officers to be effective for fiscal year 2005. The current program, which consists of annual stock option and restricted stock awards, with vesting dependent upon an annual schedule and the achievement of specific performance metrics, will continue for employees and officers. However, beginning with fiscal year 2005 grants, the Corporation’s executive officers will participate in a new long-term incentive program (LTIP) under the Corporation’s Stock Option and Incentive Plan of 2002. The new LTIP provides incentive bonus awards based upon specific, pre-determined, objective financial results, as approved by the Committee, over a three-year period. The value of stock option and restricted stock awards for executive officers will be reduced as a result of their participation in the new LTIP so that approximately 50% of the combined long-term incentive value is provided via the new three-year incentive program and 50% is provided via stock option and restricted stock awards.

•	To further tie the interests of executives and managers to the interests of the shareowners the Corporation has adopted Stock Ownership Guidelines for executives, key managers and for members of the Board of Directors. The belief is that stock should be acquired and held in such quantities as to provide an incentive to make decisions and take actions that will enhance the performance of the Corporation and increase its value. These guidelines were first adopted in 1995 and, periodically, the level of ownership (i.e., multiple of base salary for executives, multiple of retainer for directors) and number of individuals subject to the guidelines has been modified. During fiscal year 2004, the Committee approved the following changes, effective July 1, 2004:

	FY02-FY04	FY05
	Multiple	Multiple
Employee Stock Ownership Guidelines

Chief Executive Officer	4X	5X

Group Presidents and Chief Financial Officer	1.5X – 3X	3X

Executive Management Council, Corporate Officers, and certain Business Unit Managers	1.5X – 3X	2X

Other Key Managers	1X	1X

Director Stock Ownership Guidelines

Non-Employee Directors	4X	5X

      Executives and directors are required to achieve applicable ownership requirements within 5 years of becoming subject to each such requirement. Shares that are either owned directly (including restricted shares of Common Stock) or indirectly through plans sponsored by Kennametal Inc. are included in determining whether an individual attains the minimum ownership guidelines. Shares that are subject to unexercised stock options are not included in the calculation of the number of shares owned.

Compensation of Chief Executive Officer and Other Executive Officers

      Compensation of the Corporation’s Chief Executive Officer and other executive officers is determined pursuant to the Executive Compensation Principles stated above and in accordance with the Committee’s charter. The Committee has retained an outside compensation consulting firm to assist it in the evaluation of the Chief Executive Officer’s compensation as well as that of the directors and other executive officers.

Compensation of the Chief Executive Officer

      In 2004, the Compensation Committee reviewed and approved specific goals and objectives relevant to the compensation of the Chief Executive Officer, evaluated Mr. Tambakeras in light of these objectives and, based on such evaluation, determined and approved Mr. Tambakeras’ compensation. In determining the long-term incentive component of Mr. Tambakeras’ compensation, the Committee considered the Corpora-

tion’s performance, relative shareowner return and the value of similar incentive awards to chief executive officers at comparable companies.

•	Markos I. Tambakeras became Chairman of the Board on July 1, 2002 and President and Chief Executive Officer on July 1, 1999.

•	Pursuant to his employment agreement, Mr. Tambakeras is entitled to a minimum annual base salary of $780,000. This amount is consistent with the Corporation’s targeted competitive positioning.

•	With respect to the incentive bonus award for Mr. Tambakeras for fiscal year 2004, the Compensation Committee noted that net sales increased by 12% versus fiscal year 2003, and the company exceeded its fiscal year 2004 goals, with EPS increasing by over 50%. The actual incentive bonus award for fiscal year 2004 was calculated by the Committee using a pre-established formula and Mr. Tambakeras’ performance versus objectives approved by the Committee at the start of the fiscal year. Based on specific achievements against those objectives, which included, among others, the Company’s performance relative to the financial, operational and strategic objectives agreed upon at the start of the fiscal year, the Committee approved a bonus award of $1,231,152 for Mr. Tambakeras pursuant to the terms of his employment agreement with the Corporation.

•	During fiscal year 2004, Mr. Tambakeras was awarded restricted shares and stock options, in accordance with the Corporation’s executive compensation principles and annual grant guidelines.

•	Mr. Tambakeras has exceeded his stock ownership guidelines.

Compensation of Other Executive Officers

•	Base salaries for executive officers of the Corporation were adjusted in fiscal year 2004 to be in line with the Corporation’s stated executive compensation principles, and based on individual performance.

•	Individual executive officer incentive bonus awards for fiscal year 2004 performance were determined by corporate, unit and individual performance, as recommended by Mr. Tambakeras, and approved by the Compensation Committee.

•	Stock options and/or restricted stock were awarded to certain executive officers, during the course of fiscal year 2004, to provide an incentive for managing the continuing performance and value of the Corporation. The awards, as recommended by Mr. Tambakeras, were approved by the Compensation Committee. The number of stock option and restricted stock awards were determined in accordance with the Corporation’s stated principles and guidelines.

Deductibility of Executive Compensation

      The Committee believes that the Corporation should strive to structure its compensation program for executive officers in a manner that would permit deductibility under the Internal Revenue Code. It also realizes that the evaluation of the overall performance of the executive officers cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interest of the Corporation and its shareowners. In some situations where discretion is used, compensation may not be fully deductible on the Corporation’s tax return. However, the Committee does not believe that such loss of deductibility would have any material impact on the financial condition of the Corporation.

Compensation Committee:

Ronald M. DeFeo, Chair

A. Peter Held
Aloysius T. McLaughlin, Jr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee’s function is to assist the Board in its oversight of: the quality and integrity of the financial statements of the Corporation; the compliance by the Corporation with legal and regulatory requirements; the performance, qualifications and independence of the Corporation’s independent registered public accounting firm; and the performance of the Corporation’s internal audit function. In addition, the Audit Committee has the sole authority to appoint, retain, terminate and replace the Corporation’s independent registered public accounting firm, subject to shareowner ratification with respect to retention at the next regularly scheduled Annual Meeting of Shareowners. The Audit Committee participates in a self-assessment program whereby the composition, activities and interactions of the committee are periodically evaluated by the committee. The purpose of the program is to provide guidance with regard to the continual fulfillment of the committee’s responsibilities. The Audit Committee’s duties and responsibilities are stated more fully in its written charter.

      Management is responsible for the financial reporting process, including, with the assistance of the Corporation’s internal audit function, the system of internal controls, and for the preparation and presentation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent registered public accounting firm is responsible for planning and carrying out a proper audit of these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to provide oversight to these processes. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. In fulfilling its oversight capacity, the Audit Committee relies, without independent verification, on the information provided to it, the representations made by management and the independent registered public accounting firm and the report of the independent registered public accounting firm.

      Anyone, including the Corporation’s employees, who has a complaint or concern regarding the Corporation’s accounting, internal auditing controls or auditing matters may communicate that complaint or concern to the Audit Committee by sending correspondence in care of the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231, or by calling the Corporation’s toll-free HELPLINE (1-877-781-7319), which can be utilized, on a confidential and anonymous basis, twenty-four (24) hours a day.

      The Audit Committee held eight (8) meetings in fiscal year 2004. During these meetings, the Audit Committee discussed with management, the internal auditors and PricewaterhouseCoopers LLP (“PwC”), the Corporation’s independent registered public accounting firm, the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing and the results of internal audit examinations. The Audit Committee also reviewed with both PwC and the internal auditors their audit plans, audit scope and identification of audit risks, and met separately with PwC and with the internal auditors, without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The Audit Committee reviewed the interim financial information contained in each quarterly earnings announcement in fiscal year 2004 and discussed this information with PwC and with the Corporation’s Chief Financial Officer and Controller prior to release. The Audit Committee also reviewed and discussed with both management and PwC the audited financial statements for the year ended June 30, 2004 prior to release.

      The discussions with PwC included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, relating to communication with audit committees. The Audit Committee received from PwC written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between PwC and the Corporation that might bear on PwC’s independence, and discussed with PwC their independence.

      Based on these reviews and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the SEC. The Audit Committee has, subject to shareowner ratification at the 2004 Annual Meeting of Shareowners, retained PwC as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2005.

Audit Committee:

Kathleen J. Hempel, Chair

Ronald M. DeFeo
A. Peter Held
Aloysius T. McLaughlin, Jr.
Lawrence W. Stranghoener

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The following graph compares cumulative total shareowner return on the Corporation’s Capital Stock with the cumulative total shareowner return on the common equity of the companies in the Standard & Poor’s Mid-Cap 400 Market Index (the “S&P Mid-Cap”), and a peer group of companies determined by the Corporation (“Peer Group”) for the period from July 1, 1999 to June 30, 2004.

      The Peer Group consists of the following companies*: Allegheny Technologies Incorporated; Danaher Corp.; Eaton Corp.; Ingersoll-Rand Company; Lincoln Electric Holdings Inc.; Parker-Hannifin Corp.; Precision Castparts Corp.; Timken Co. and UNOVA, Inc. The Corporation created the Peer Group for benchmarking its sales and earnings growth, return on invested capital, profitability and asset management.

      The following graph assumes a $100 investment on July 1, 1999, in each of Kennametal Inc. Capital Stock, the S&P Mid-Cap, the Peer Group and further assumes the reinvestment of all dividends.

Comparison of 5 Year Cumulative Total Return

	1999	2000	2001	2002	2003	2004

Kennametal Inc.	$100	70.86	124.92	126.20	119.19	164.02
S&P Mid-Cap 400	$100	116.92	127.31	121.33	120.45	154.12
Peer Group	$100	76.32	92.36	102.31	102.26	159.42

*	SPS Technologies, Inc. was removed from the Peer Group because it was acquired via merger by Precision Castparts Corp. in December 2003.

PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than 5% of the outstanding Capital Stock of the Corporation based upon information publicly available as of June 30, 2004.

		Percent of
	Number of	Outstanding
Name and Address	Shares	Capital Stock(1)

Fidelity Management & Research Co.	2,845,455	7.80
82 Devonshire Street
Boston, MA 02109
Janus Capital Group	2,803,975	7.69
100 Fillmore Street, 2nd Floor
Denver, CO 80206
Primecap Management Co.	1,840,800	5.05
225 South Lake Avenue, Suite 400
Pasadena, CA 91101

(1)	Based on the number of shares outstanding as of June 30, 2004.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the Selection of the Independent Registered Public Accounting Firm

      The Audit Committee elected to retain PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2005. As a matter of good corporate practice, the Audit Committee has determined to submit its selection to shareowners for ratification at the Annual Meeting. Unless otherwise directed by the shareowners, proxies will be voted in favor of the ratification of the selection of PwC as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2005. In the event that this selection is not ratified by the shareowners, the Audit Committee will consider this vote in determining its future selection of an independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Corporation and its shareowners.

      Representatives of PwC attended all meetings of the Audit Committee held during fiscal year 2004. The Audit Committee reviewed the non-audit services provided by PwC to the Corporation in fiscal year 2004. Based on that review, the Audit Committee considered whether the provision of the non-audit services by PwC was compatible with maintaining the independence of PwC.

      The Audit Committee adopted a policy for pre-approval of audit and non-audit services to be provided to the Corporation by its independent registered public accounting firm. Under the policy, the Audit Committee pre-approves categories of services and fee caps for each category. The pre-approved services include: (i) audit services, such as statutory audits and services associated with regulatory filings; (ii) audit-related services, such as employee benefit plan audits, due diligence and accounting consultations but excluding internal control-related services; (iii) tax services, such as tax compliance, tax planning and advice and expatriate tax services; and (iv) other permissible non-audit services that the Audit Committee believes will not impair the independent registered public accounting firm’s independence. The Audit Committee must specifically pre-approve the terms of the annual audit services engagement terms. All other audit and non-audit services not covered by the policy, and any proposed services which materially exceed the pre-approved fee levels, require separate specific pre-approval by the Audit Committee. The Audit

Committee may delegate specific engagement pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must present any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification.

      Representatives of PwC will attend the Annual Meeting, and will be available to make a statement at the meeting if they wish. They also will be available to respond to appropriate questions from shareowners in accordance with the rules of the meeting.

      The Board of Directors unanimously recommends a vote FOR the ratification of the selection of PwC as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2005.

Fees and Services

      During fiscal years 2004 and 2003, PwC billed the Corporation and its subsidiaries the following fees (including expenses) for its services:

	Fiscal 2004	Fiscal 2003

Audit Fees(1)	$1,925,917	$1,670,591
Audit-Related Fees(2)	$159,049	$660,616
Tax Fees(3)	$570,704	$585,318
All Other Fees(4)	$—	$15,267
TOTAL	$2,655,670	$2,931,792

(1)	These fees relate to services provided for the audit of the consolidated financial statements, subsidiary and statutory audits, the issuance of consents and assistance with the review of documents filed with the SEC. The fiscal 2003 fees also include audit fees related to the Widia acquisition.

(2)	The fiscal 2004 fees primarily relate to services provided in connection with employee benefit and pension plan audits as well as services related to the evaluation of the Corporation’s implementation of the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002. The fiscal 2003 fees relate primarily to services provided in connection with the Widia acquisition in 2003 and employee benefit plan and pension audits.

(3)	These fees relate primarily to tax compliance services, tax planning advice, tax preparation services for employees on international assignments and tax audit assistance.

(4)	The fiscal 2003 fees relate primarily to other services provided to foreign subsidiaries of the Corporation, including legal and human resources benefits assistance, all of which were provided prior to May 6, 2003.

FORM 10-K ANNUAL REPORT TO THE

SECURITIES AND EXCHANGE COMMISSION

      Copies of the Annual Report (Form 10-K) of the Corporation for the fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission were mailed to shareowners with this Proxy Statement. A shareowner may obtain a copy of the Annual Report without charge by writing to: Chief Financial Officer, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231.

OTHER MATTERS

      The Corporation knows of no other matters to be presented for action at the Annual Meeting. However, the enclosed form of proxy confers discretionary authority with respect to the transaction of any other business that may properly come before the meeting. If any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with their best judgment.

Solicitation of Proxies

      The Corporation will pay the expense in connection with the printing, assembling and mailing of the notice of meeting, this Proxy Statement and the accompanying form of proxy to the owners of Capital Stock of the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers or employees of the Corporation personally or by telephone, facsimile, the Internet or other means of communication. The Corporation may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expense in so doing. In addition, the Corporation has retained the services of Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareowners of the Corporation. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $32,000.

      SEC regulations permit the Corporation to deliver a single annual report, Proxy Statement, Proxy Statement combined with a prospectus, or any information statement to any household at which two or more registered shareowners have the same last name and address, unless the Corporation has received contrary instructions from one or more of the shareowners. The Corporation will continue to include a separate proxy card for each registered shareowner account.

      Separate copies of the documents listed above will be delivered promptly by the Corporation to a shared address upon the written request of a shareowner to Kennametal Inc., Attention: Secretary, 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231 or by calling (724) 539-6578.

      If the shareowner wishes to receive a single copy of the documents listed above at a shared address in the future or if the shareowner wishes to receive separate copies of the documents listed above in the future, contact Mellon Investor Services as indicated below:

By Phone:	1-800-756-3353
By Mail:	Mellon Investor Services LLC P.O. Box 3315 South Hackensack, NJ 07606	or	Mellon Investor Services LLC 85 Challenger Road Ridgefield Park, NJ 07660
By Internet:	http://www.melloninvestor.com

Shareowner Proposals and Nominating Procedures

      Shareowners who intend to submit a proposal for inclusion in the Corporation’s 2005 Proxy Statement for consideration at the Annual Meeting of the Shareowners of the Corporation expected to be held in

October 2005, must submit such proposal to the attention of the Secretary of the Corporation at the address of its executive offices no later than May 24, 2005. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in the By-Laws of the Corporation.

      The By-Laws of the Corporation require that all shareowner proposals to be submitted at the Annual Meeting, but not included in the Corporation’s Proxy Statement, be submitted to the Secretary of the Corporation at the address of its executive offices no earlier than May 1, 2005 and prior to July 1, 2005, together with certain information specified in the By-Laws. The By-Laws of the Corporation also require that nominations for directors to be elected at the 2005 Annual Meeting, other than those made by the Board of Directors, be submitted to the Secretary of the Corporation no earlier than May 1, 2005 and prior to July 1, 2005. The By-Laws require that notice of such nominations contain certain information regarding the nominee and certain information regarding the nominating shareowner. Any shareowner may obtain a copy of the applicable By-Law from the Secretary of the Corporation upon written request. Please see “Committee Functions — Corporate Governance/Nominating Committee” under the “Board of Directors and Board Committees” section of this Proxy Statement for information regarding shareowner nominations to be considered by the Corporation’s Corporate Governance/Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. SEC regulations also require the Corporation’s executive officers, directors and greater than ten percent (10%) shareowners to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Corporation’s review of the copies of such forms it has received and information furnished by these parties, the Corporation believes that all of its executive officers, directors and greater then ten percent (10%) beneficial owners have filed with the SEC, on a timely basis, all required forms with respect to transactions in securities of the Corporation in fiscal year 2004.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

I.	ELECTION OF TWO DIRECTORS FOR TERMS TO EXPIRE IN 2007;

VOTE FOR all nominees listed (except as marked to the contrary).	WITHHOLD AUTHORITY to vote FOR ALL NOMINEES listed
☐	☐

Nominees: 01 A. Peter Held and 02 Larry D. Yost

(Instruction: To withhold authority to vote for EITHER NOMINEE, write that nominee’s name on the line provided below):

		FOR	AGAINST	ABSTAIN
II.	THE APPROVAL OF AN AMENDMENT TO THE KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2002; AND	☐	☐	☐
		FOR	AGAINST	ABSTAIN
III.	RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2005.	☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item I above, FOR the approval of an amendment to the Kennametal Inc. Stock and Incentive Plan of 2002 and FOR the ratification of the selection of the independent registered public accounting firm. The proxies are authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the meeting and any adjournments thereof.
Consenting to receive all future annual meeting materials and shareowner communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareowner correspondence.

Signature(s)	Signature(s)	Date	, 2004

SIGN EXACTLY AS ADDRESSED, BUT IF EXECUTED FOR A CORPORATION, MINOR, ETC. SIGN THAT NAME AND SIGNATURE AND CAPACITY OF AUTHORIZED SIGNOR.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/kmt		1-800-435-6710		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.kennametal.com

PROXY	KENNAMETAL INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE CORPORATION

You, the undersigned shareowner, appoint each of Markos I. Tambakeras, William R. Newlin and Larry D. Yost, your attorney and proxy, with full power of substitution, on your behalf and with all powers that you would possess if personally present (including the power to vote cumulatively in the election of directors as explained in the Proxy Statement), to vote all shares of Kennametal Inc. Capital Stock that you would be entitled to vote at the Annual Meeting of Shareowners of Kennametal Inc. to be held at the Quentin C. McKenna Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 26, 2004 at 2:00 p.m. (Eastern Time), and at any adjournments thereof. The shares represented by this proxy shall be voted as instructed by you. If you do not otherwise specify, shares (other than shares of Kennametal Inc. Capital Stock held in your Kennametal Inc. or Greenfield Industries, Inc. 401(k) account which will be voted by the plan trustee based on your instructions) will be voted in accordance with the recommendations of the Board of Directors, as follows:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM I, FOR THE APPROVAL OF AN AMENDMENT TO THE KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2002 IN ITEM II AND FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM III.

If you have shares of Kennametal Inc. Capital Stock in your Kennametal Inc. or Greenfield Industries, Inc. 401(k) account, you must provide voting instructions to the plan trustee with this proxy or by internet or telephone no later than Thursday, October 21, 2004 in order for such shares to be voted. Your voting instructions will be held in confidence.

(over)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Kennametal Inc. account online.

Access your Kennametal Inc. shareowner account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Kennametal Inc., now makes it easy and convenient to get current information on your shareowner account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Appendix to Proxy Statement

Kennametal Inc.
Stock and Incentive Plan of 2002
(electronically filed with SEC but not distributed to security holders)

Kennametal Inc.
STOCK AND INCENTIVE PLAN OF 2002

(as amended on October __, 2004)

     Section 1. Establishment. There is hereby established the Kennametal Inc. Stock and Incentive Plan of 2002 (hereinafter called the “Plan”) pursuant to which Eligible Individuals who are or will be mainly responsible for its continued growth and development and future financial success may be granted Awards in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to further align such person’s interests with those of the shareowners, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company.

     Section 2. Certain Definitions. As used herein or, unless otherwise specified, in any document with respect to an Award, the following definitions shall apply:

               (a) “Affiliate” of a person means a person controlling, controlled by, or under common control with such person where control means the power to direct the policies and practices of such person.

               (b) “Award” means any Incentive Bonus Award, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR, Share Award or Stock Unit Award granted under the Plan.

               (c) “Board” means the Board of Directors of the Company.

               (d) “Business Combination” shall mean a merger or consolidation of the Company with another corporation or entity, other than a corporation or entity which is an Affiliate.

               (e) “Capital Stock” means the Capital Stock, par value $1.25 per share, of the Company as adjusted pursuant to Section 10 of this Plan.

               (f) “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) a Business Combination shall have occurred, or (ii) the Company shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding any Affiliate of the Company, if any, or (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board.

               (g) “Code” means the Internal Revenue Code of 1986, as amended.

               (h) “Committee” means a committee of the Board.

               (i) “Company” means Kennametal Inc., a Pennsylvania corporation.

               (j) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services.

               (k) “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Employee with the Company or any Parent or Subsidiary of the Company. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Plan Administrator; or (iv) transfers between locations of the Company or between the Company, its Parents, its Subsidiaries or its successor.

               (l) “Disability” means disability as determined by the Company’s disability policy as in effect from time to time or as determined by the Plan Administrator consistent therewith.

               (m) “Eligible Individual” means any Employee or Consultant.

               (n) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company or any prospective employee who shall have received an offer of employment from the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

               (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               (p) “Fair Market Value” means, as of any date, the value of the Capital Stock determined as follows:

               (i) If the Capital Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the mean between the highest and lowest sales prices for the Capital Stock as quoted on such exchange, system or market for the last trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable and;

               (ii) In the absence of an established market for the Capital Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

               (q) “Grantee” means an Eligible Individual who has been granted an Award.

               (r) “Incentive Bonus Award” means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Plan Administrator.

               (s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (t) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

               (u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

               (v) “Option” means a right to purchase Shares granted pursuant to the Plan.

               (w) “Optionee” means a Participant who holds an Option or SAR.

               (x) “Original Option Period” means the initial period or periods for which an Option or SAR may be exercised as determined by the Plan Administrator at the time of the Award or, if no such determination is made, a period of 10 years from the date of grant of the Award.

               (y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (z) “Participant” means any person who has an Award under the Plan including any person (including any estate) to whom an Award has been assigned or transferred in accordance with the Plan.

               (aa) “Performance Share Award” means a grant of a right to receive Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

               (bb) “Performance Unit Award” means a grant of a right to receive a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

               (cc) “Plan” means this Stock and Incentive Plan of 2002.

               (dd) “Plan Administrator” means the Board and/or any Committee appointed by the Board to administer the Plan; provided, however, that the Board, in its sole discretion, may, notwithstanding the appointment of any Committee to administer the Plan, exercise any authority under this Plan.

               (ee) “Prior Stock Plans” means the Kennametal Inc. Stock Option and Incentive Plan of 1988, the Kennametal Inc. Stock Option and Incentive Plan of 1992, the Kennametal Inc. Stock Option and Incentive Plan of 1996, the Kennametal Inc. 1999 Stock Plan, and the Kennametal Inc. Stock Option and Incentive Plan of 1999.

               (ff) “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified in the Award: (a) cash flow, (b) earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof), (c) stock price, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, and (n) market share. To the extent consistent with Section 162(m) of the Code, the Plan Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareowners for the applicable year.

               (gg) “Restricted Stock Award” means a grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Grantee, or achievement of performance or other objectives, as determined by the Plan Administrator.

               (hh) “Restricted Unit Award” means a grant of Stock Units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

               (ii) “Retirement” means, in the case of an Employee, the termination of employment with the Company or any Subsidiary or Parent of the Company at a time when the Employee is eligible to receive immediately payable retirement benefits under a then existing retirement plan and, in the case of a Non-Employee Director, means retirement from service on the Board.

               (jj) “SAR” means a stock appreciation right, which is the right to receive a payment in cash, Shares or Stock Units equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

               (kk) “Share” means a share of Capital Stock.

               (ll) “Share Award” means a grant of Shares without a risk of forfeiture and without other restrictions.

               (mm) “Stock Unit” means the right to receive a Share at a future point in time.

               (nn) “Stock Unit Award” means the grant of a Stock Unit without a risk of forfeiture and without other restrictions.

               (oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

     Section 3. Administration.

               (a) The Plan shall be administered by the Plan Administrator.

               (b) Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated to or limitations imposed upon such Committee by the Board, the Plan Administrator shall have the authority, in its discretion:

               (i) to establish, amend and rescind rules and regulations relating to the Plan;

               (ii) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

               (iii) to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

               (iv) subject to Section 3(c) hereof, to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Share or Stock Unit, the circumstances under which Awards or any cash, Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, based in each case on such factors as the Plan Administrator shall determine, in its sole discretion;

               (v) to determine the Fair Market Value of the Capital Stock, in accordance with this Plan;

               (vi) to establish, verify the extent of satisfaction of, or adjust any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

               (vii) to approve forms of agreement for use under the Plan;

               (viii) to determine whether and under what circumstances an Award may be settled in cash instead of Shares or Stock Units;

               (ix) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

               (x) to determine whether and to what extent an adjustment is required under Section 10 of this Plan;

               (xi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

               (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

               (c) Notwithstanding anything contained in this Plan, the Plan Administrator may not:

               (i) grant any Option or SAR in substitution for an outstanding Option or SAR except as provided in Section 10(b);

               (ii) reduce the exercise price of an outstanding Option or SAR, whether through amendment, cancellation or replacement of such Option or SAR, unless such reduction is approved by the shareowners of the Company;

               (iii) grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses earlier than at the rate of one-third of the Shares subject to the Award on each of the first, second and third anniversary of the date of grant; provided, however, that the Plan Administer may grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses upon the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of grant of the Award;

               (iv) grant a Performance Share Award or Performance Unit Award that vests earlier than the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of the Award;

               (v) lapse or waive restrictions applicable to any Restricted Stock Award, Restricted Unit Award, Performance Share Award, or Performance Unit Award; or

               (vi) grant any Share Award or Stock Unit Award to any officer or director of the Company except in lieu of salary or cash bonus.

               (d) The limitations of Section 3(c) shall not apply to Awards for up to ten percent of the Shares under the Plan granted by a Committee composed entirely of “independent directors” (under all definitions of independence then applicable to the Company).

               (e) Except as specifically provided in this Plan, no action of the Plan Administrator shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto.

               (f) All decisions, determinations and interpretations of the Plan Administrator shall be final and binding on all Participants.

     Section 4. Shares Subject to the Plan.

               (a) The aggregate number of Shares which may be issued pursuant to the Plan shall be 3,750,000 plus Shares added to the Plan from the Prior Stock Plans pursuant to Sections 4(d) and 4(e) hereof.

               (b) Upon shareowner approval of this Plan, no further grants or awards of any kind shall be made by the Company under its Prior Stock Plans.

               (c) The number of Shares which may be issued under the Plan and covered by outstanding Awards is subject to adjustment as provided in Section 10.

               (d) To the extent that Options granted under the Plan or under the Prior Stock Plans shall expire or terminate without being exercised or Shares awarded under the Plan or under the Prior Stock Plans shall be forfeited, such Shares shall remain available or be added to and shall increase the number of Shares available for purposes of the Plan.

               (e) Shares delivered in payment of the purchase price in connection with the exercise of Options or Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan or under the Prior Stock Plans shall be added to and shall increase the number of Shares available for purposes of the Plan.

               (f) The aggregate number of Shares that may be issued pursuant to Incentive Stock Options shall be limited to 3,750,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as an Incentive Stock Option. The foregoing limitation shall not apply to the extent that it is no longer required in order for Options to qualify as Incentive Stock Options.

               (g) The aggregate number of Shares issuable under all Awards granted under this Plan during any fiscal year to any one Eligible Individual shall not exceed 500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing limitation shall not apply to the extent that it is no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Section 162(m) of the Code.

               (h) Capital Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company.

     Section 5. Terms of Options and SARs. Each Option and SAR granted under the Plan shall be evidenced by a written document (including an electronic version thereof) and shall be subject to the following terms and conditions:

               (a) Subject to adjustment as provided in Section 10 of this Plan, the price at which a Share covered by an Option may be purchased shall not be less than the Fair Market Value thereof at the time the Option is granted. If required by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company (or any Parent or Subsidiary of the Company) and an Option granted to such Optionee is intended to qualify as an Incentive Stock Option, the price at which a Share covered by an Option may be purchased shall be not less than 110% of the Fair Market Value thereof at the time the Option is granted.

               (b) The aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are first exercisable by the Optionee in any calendar year (under all plans of the Company and its Subsidiaries and Parent) shall not exceed the limitations, if any, imposed by the Code.

               (c) If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, or does not otherwise qualify for treatment as an Incentive Stock Option, all or the portion of such Option in excess of such limitation shall automatically be reclassified (in whole Share increments and without fractional Share portions) as a Nonstatutory Stock Option, with later granted Options being so reclassified first.

               (d) Except as otherwise provided by the Plan Administrator, during the lifetime of the Optionee the Option or SAR may be exercised only by the Optionee and the Option or SAR shall not be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the Optionee, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the Option may agree within the period specified in this Section 5.

               (e) An Option or SAR may be exercised in whole at any time, or in part from time to time, within the Original Option Period; provided, however, that, unless otherwise provided by the Plan Administrator:

               (i) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of death, Disability or Retirement, the Option or SAR may be exercised only within three years after termination of employment and within the Original Option Period;

               (ii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of termination of the Optionee for cause, the Option or SAR shall forthwith terminate and the Optionee shall not be permitted to exercise the Option or SAR following the Optionee’s termination of employment;

               (iii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of the Optionee’s voluntary termination or a termination of the Optionee other than for cause, the Option or SAR may be exercised only within the three months after the termination of employment and within the Original Option Period;

               (iv) If the Optionee is a Non-Employee Director who shall cease to serve on the Board, the Option or SAR may be exercised only within three months after the cessation of Board service and within the Original Option Period or, if such cessation was due to death, Disability or Retirement, within three years after cessation of Board service and within the Original Option Period, unless such cessation of service as a Non-Employee Director was the result of removal for cause, in which case the Option or SAR shall forthwith terminate;

               (v) Notwithstanding anything to the contrary contained in this Plan, each Option or SAR held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall immediately vest and may be exercised at any time within the three-month period after the termination of employment or cessation of Board service regardless of the Original Option Period;

               (vi) If the Optionee shall die, the Option or SAR may be exercised by the Optionee’s personal representative or persons entitled thereto under the Optionee’s will or the laws of descent and distribution;

               (vii) Except as provided in Sections 5(e)(v), (ix) and (x), the Option or SAR may not be exercised for more Shares (subject to adjustment as provided in Section 10) after the termination of the Optionee’s employment, cessation of service as a Non-Employee Director or the Optionee’s death (as the case may be) than the Optionee was entitled to purchase thereunder at the time of such Optionee’s termination of employment, cessation of service as a Non-Employee Director or the Optionee’s death;

               (viii) To the extent provided by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any Parent or Subsidiary of the Company) at the time an Option is granted to such Optionee and such Option is intended to qualify as an Incentive Stock Option, the Option, if not exercised within five years from the date of grant or any other period proscribed by the Code, will cease to be an Incentive Stock Option;

               (ix) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company or is a Non-Employee Director who shall cease to serve on the Board by reason of death or Disability, as the case may be, all Options and SARs held by the Optionee shall automatically vest and become exercisable in full as of the date that the Optionee’s employment with the Company or any Subsidiary or Parent of the Company or service on the Board ceased; and

               (x) In the event that an Optionee ceases to be employed by the Company or any Subsidiary or Parent of the Company or to serve on the Board, as the case may be, as a result of such Optionee’s Retirement, all Options and SARs held by the Optionee which are not vested on the date of Retirement shall continue to vest and become exercisable in accordance with their original vesting schedule during the two-year period following such Optionee’s Retirement. Any Options or SARs which remain unvested on the second anniversary of such Optionee’s Retirement shall forthwith terminate on such date. In the event of the death or Disability of such Optionee during the two-year period following Retirement, all Options or SARs held by the Optionee shall automatically vest and become exercisable in full.

               (f) Except as otherwise provided by the Plan Administrator, the purchase price of each Share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a registered broker-dealer under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) through the delivery to the Company (by attestation of Share ownership or as otherwise provided by the Plan Administrator) of previously-owned Shares having an aggregate fair market value equal to the price of the Shares being purchased pursuant to the Option; provided, however, that Shares delivered in payment of the Option price must have been purchased in the open market or held by the Participant for at least six (6) months in order to be utilized to pay the purchase price of the Option or must meet such other conditions as established by the Plan Administrator; or (iv) through any combination of the payment procedures set forth in subsections (i)-(iii) of this Section 5(f).

               (g) Exercise of an Option or SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option or SAR by the number of Shares as to which the Option or SAR is exercised. In addition, in the event of an Option granted in tandem with an SAR, the exercise of the Option in any manner shall result in a decrease in the number of Shares which thereafter may be available under the SAR by the number of Shares as to which the Option is exercised, and the exercise of the SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option by the number of Shares as to which the SAR is exercised.

               (h) The Plan Administrator, in its discretion, may authorize the issuance of “stock retention Options” under this Plan which provide, upon the exercise of an Option granted under this Plan or under any other stock plan (a “prior Option”) and payment of the purchase price using previously-owned Shares, for the automatic issuance of a new Option under this Plan for up to the number of Shares equal to the number of previously-owned Shares delivered in payment of the exercise price of the prior Option, with an exercise price equal to the current Fair Market Value and for a term equal to the term of the prior Option.

               (i) The Plan Administrator may include such other terms and conditions of Options or SARs not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option or SAR as determined by the Plan Administrator.

     Section 6. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards and Stock Unit Awards.

               (a) Subject to the terms of this Plan, including Section 3(c) hereof, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards or Stock Unit Awards may be issued by the Plan Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by a written document (including an electronic version thereof) containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Plan Administrator, including continued employment or service, (v) restrictions on the transferability of the Shares or Stock Units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator.

               (b) The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award shall occur at such time and in such installments as determined by the Plan Administrator or under criteria established by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. The Plan Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Award is granted.

               (c) Notwithstanding the foregoing, no single Share Award or Stock Unit Award to any one Grantee in any fiscal year shall be for more than 200 Shares.

               (d) With respect to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award:

               (i) If, prior to a Change in Control, the designated goals have not been achieved within the designated period or the Grantee ceases to be employed by the Company or ceases to serve on the Board for any reason other than death, Disability or

Retirement prior to the lapse of any restrictions or vesting of the Award, the Grantee shall forfeit such Award;

               (ii) In the event that a Grantee ceases to be an Employee or to serve on the Board as a result of such Grantee’s death, Disability or Retirement, all outstanding Awards held by such Grantee shall automatically vest and all restrictions shall lapse as of the date of such Grantee’s death, Disability or Retirement;

               (iii) Notwithstanding anything to the contrary contained in this Plan, each Award held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall automatically vest and all restrictions shall lapse as of the date of such Grantee’s termination of employment or cessation of Board service; and

               (iv) During the lifetime of the Grantee, the Award shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

               (e) Except as otherwise provided by the Plan Administrator, a Grantee who has received a Restricted Stock Award shall have all rights of a shareowner in such Shares including, but not limited to, the right to vote and receive dividends with respect thereto from and after the date of grant of such Award; provided, however, that Shares awarded pursuant to the Plan which have not vested or which contain restrictions or conditions may not be sold or otherwise transferred by the Grantee and stock certificates representing such Shares may bear a restrictive legend to that effect.

     Section 7. Incentive Bonus Awards.

               (a) Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Plan Administrator.

               (b) Each Incentive Bonus Award shall be evidenced by a document containing provisions regarding (a) the target and maximum amount payable to the Employee, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $2,000,000.

               (c) The Plan Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Plan Administrator may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Plan Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Incentive Bonus Award is granted. The Plan Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

               (d) The Plan Administrator shall determine the timing of payment of any incentive bonus. The Plan Administrator may provide for or, subject to such terms and conditions as the Plan Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An Incentive Bonus Award may be payable in Shares, Stock Units or in cash or other property, including any Award permitted under this Plan.

               (e) Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Plan Administrator on the basis of such further considerations as the Plan Administrator shall determine.

     Section 8. Non-Employee Director Awards.

               Notwithstanding anything to the contrary contained in this Plan, each Non-Employee Director shall only be entitled to receive the following Awards under this Plan, which Awards will be made on the day following the first regular Board meeting of each fiscal year beginning in fiscal year 2004:

               (a) Each Non-Employee Director shall receive a Nonstatutory Stock Option to purchase up to 5,000 shares, as determined by the Board, at Fair Market Value, such Option to Vest as to exercisability in 3 equal, annual installments and to have a term of ten (10) years.

               (b) Each Non-Employee Director shall receive a Restricted Stock Award for Shares with a Fair Market Value of up to $10,000, as determined by the Board, rounded to the nearest whole Share. Such Awards shall vest and the restrictions on transfer shall lapse as to one-third of the Shares subject to the Award on each anniversary of the date of grant provided that the Non-Employee Director continues to serve on the Board.

               (c) Each new Non-Employee Director shall receive, as of the first date of service on the Board, a Nonstatutory Stock Option to purchase twice the number of Shares provided in the Nonstatutory Stock Option most recently granted to the Non-Employee Directors

(other than the lead director) and a Restricted Stock Award based on the number of Shares provided in the Restricted Stock Award most recently granted to the Non-Employee Directors (other than the lead director) but pro rated for the amount of the fiscal year remaining as of the first date of service.

     Section 9. Tax Withholding.

               (a) Whenever Shares are to be issued under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for such Shares; provided, however, that in the case of a Grantee who receives an Award of Shares under the Plan which is not fully vested, the Grantee shall remit such amount on the first business day following the Tax Date. The “Tax Date” for purposes of this Section 9 shall be the date on which the amount of tax to be withheld is determined. If an Optionee makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within the applicable disqualifying period, the Optionee shall promptly notify the Company and the Company shall have the right to require the Optionee to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

               (b) A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the withholding by the Company of Shares otherwise deliverable to the Participant or through the delivery by the Participant to the Company of previously-owned Shares in each case having an aggregate Fair Market Value on the Tax Date equal to the tax obligation; or (iii) in the discretion of the Plan Administrator, through a combination of the foregoing.

     Section 10. Adjustment of Number and Price of Shares.

               (a) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Plan Administrator may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Plan Administrator may include: (i) adjustment of the number and kind of securities which may be delivered under the Plan; (ii) adjustment of the number and kind of securities subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options and SARs; (iv) adjustment of the share limitations contained in this Plan; and (v) any other adjustments that the Plan Administrator determines to be equitable. Any such adjustment shall be effective and binding for all purposes of the Plan and on each outstanding Award.

               (b) Without limiting the foregoing, in the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

               (c) No adjustment or substitution provided for in this Section 10 shall require the Company to issue or to sell a fractional share and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

               (d) Without limiting the foregoing, and notwithstanding anything to the contrary contained in the Plan or any document with respect to any Award, in the event of a Business Combination under the terms of which the holders of Capital Stock of the Company will receive upon consummation thereof cash for each share of Capital Stock of the Company surrendered pursuant to such Business Combination (the “Cash Purchase Price”), the Plan Administrator may provide that all outstanding Awards representing the right to purchase or receive Shares shall terminate upon consummation of the Business Combination and each such Award, including each Option and SAR, shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of Shares subject to such Award held by such Grantee exceeds (ii) the aggregate purchase or exercise price, if any, thereof.

     Section 11. Change in Control. Unless the Board shall determine by resolution prior to a Change in Control, in the event of a Change in Control, the following provisions shall apply to Awards previously granted under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

               (a) All Options which provide for exercise in one or more installments shall become immediately exercisable in full immediately prior to the Change in Control; and

               (b) All Awards which have not previously vested shall become vested and all restrictions on Awards shall lapse immediately prior to the Change in Control.

     Section 12. Termination of Employment and Forfeiture. Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, which shall apply in all events), a Participant shall have no right to exercise any Option or vest in any Shares awarded under the Plan if following the Participant’s termination of employment with the Company or any Subsidiary or Parent of the Company and within a period of two years thereafter, the Participant engages in any business or enters into any employment which the Board in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company’s financial interest (the occurrence of an event described above shall be referred to herein as “Injurious Conduct”). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to the delivery or vesting of cash or Shares pursuant to an Award made during the 12-month period prior to the Participant’s termination of employment with the Company or any Subsidiary or Parent of the Company or during the 24-month period following the Participant’s termination of such employment, then the Board, in its sole discretion, may require the Participant to return or forfeit to the Company the cash or Capital Stock received with respect to such Award (or its economic value as of (i) the date of the exercise of the Option or (ii) the date of grant or payment with respect to any other Award, as the case may be) in the event that the participant engages in Injurious Conduct.

     Section 13. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto and, provided further, that the Board may not materially amend this Plan without shareowner approval.

     Section 14. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any securities hereunder prior to registration of the Shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. and any other exchange or market on which the Shares are listed or quoted. The Company shall use its reasonable best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     Section 15. Compliance with Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an Award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

     Section 16. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

     Section 17. No Right to Employment. The Plan shall not confer upon any Participant any right with respect to continuation of any employment or consulting relationship with the Company or membership on the Board, nor shall it interfere in any way with the right to terminate such Participant’s employment or consulting relationship at any time, with or without cause.

     Section 18. Governing Law. The validity, constrictions and effect of this Plan, agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

     Section 19. Effective Date of Plan/Duration. The Plan shall become effective upon approval of the Plan by the affirmative vote of holders of a majority of the outstanding Shares present and voting at a meeting of shareowners; provided that at least a majority of the outstanding Shares votes for, against or abstains on the matter and at least a majority of these Shares votes in favor of the Plan. No Award may be granted under the Plan after July 23, 2012. Awards granted on or prior to July 23, 2012 shall remain outstanding in accordance with this Plan and their respective terms.